UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12
BERRY CORPORATION (bry)
(Name of Registrant as Specified In Its Charter)
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(4)    Date Filed: _____________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF BERRY CORPORATION (BRY)
TO BE HELD ON MAY 25, 2022

To the Valued Stockholders of Berry Corporation (bry):
The 2022 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”) of Berry Corporation (bry) (NASDAQ: BRY) (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/BRY2022 on May 25, 2022 at 10:00 A.M. ET with registration and log-in beginning at 9:45 A.M. ET on that date. Due to ongoing restrictions and health and safety concerns from the COVID-19 pandemic, we have adopted a virtual format for our Annual Meeting, conducted via an online audio webcast; we will not have a physical meeting location. Stockholders attending the virtual meeting will have the ability to fully participate in the Annual Meeting, including the ability to ask questions and vote during the meeting.
The Annual Meeting is being held for the following purposes:
1.To elect the six director nominees named in the accompanying Proxy Statement to serve until the 2023 Annual Meeting of Stockholders or until the earlier of each such director's death, resignation, retirement, disqualification or removal;
2.To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.To approve the Berry Corporation (bry) 2022 Omnibus Incentive Plan.
These proposals are further described in the accompanying Proxy Statement, which is being provided to you by the Company's Board of Directors (the “Board”) in connection with the Company's solicitation of proxies to be voted during the Annual Meeting. We will also transact such other business, and consider and take action, as appropriate, on such other matters that may properly come before the Annual Meeting.
The Board fixed the close of business on March 28, 2022, as the record date for determining the stockholders that have the right to receive notice of, attend, participate, and vote during the Annual Meeting. Please be sure to follow the instructions found in your proxy materials to register as a stockholder. Participants who are registered as stockholders will have the ability to fully participate in the Annual Meeting, including the ability to ask questions and vote during the meeting, from any remote location that has Internet connectivity.
Your vote is important to us. Regardless of whether you plan to attend the Annual Meeting, we hope you vote as soon as possible. You may vote your shares online (www.proxyvote.com) or by telephone (1-800-690-6903) in advance of the meeting; your vote must be submitted by 11:59 P.M. ET on May 24, 2022. You may also vote by mailing your proxy card in the pre-addressed envelope you will receive if you request printed proxy materials. Additionally, you may vote during the Annual Meeting at www.virtualshareholdermeeting.com/BRY2022, even if you previously submitted your vote and wish to change it. If your shares are held in a bank or brokerage account, please refer to the proxy materials provided by your bank or broker for voting instructions. Please see the Proxy Statement for additional instructions on how to vote and attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF BERRY CORPORATION (BRY) TO BE HELD ON MAY 25, 2022

The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, proxy card and our 2021 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021) have been made available free of charge on our website at www.bry.com and www.proxyvote.com. Stockholders are being notified of the availability of these materials via the Company's delivery of a Notice of Annual Meeting of Stockholders commencing April 7, 2022.
On behalf of the Company and the Board, thank you for your continued support.
By Order of the Board of Directors,

Danielle Hunter
Executive Vice President, General Counsel and Corporate Secretary
April 6, 2022

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BERRY CORPORATION (bry)
16000 N. Dallas Pkwy. Suite 500
Dallas, Texas 75248

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
These proxy materials are being furnished to you by the Board of Directors (the “Board”) of Berry Corporation (bry), a Delaware corporation (NASDAQ: BRY), in connection with the solicitation of proxies for our 2022 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”), to be held virtually at www.virtualshareholdermeeting.com/BRY2022 on May 25, 2022 at 10:00 A.M. ET with registration and log-in beginning at 9:45 A.M. ET that day. The Annual Meeting is being held for the purposes summarized in the accompanying Notice of Annual Meeting of Stockholders and explained in this Proxy Statement.
Due to ongoing restrictions and health and safety concerns from the COVID-19 pandemic, we have adopted a virtual format for our Annual Meeting, conducted via an online audio webcast; we will not have a physical meeting location. The Board fixed the close of business on March 28, 2022, as the record date for determining the stockholders that have the right to receive notice of, attend, participate, and vote during the Annual Meeting. Please be sure to follow the instructions found in your proxy materials to register as a stockholder. If your shares are held in a bank or brokerage account, please refer to the proxy materials provided by your bank or broker for voting instructions. Participants who are registered as stockholders will have the ability to fully participate in the Annual Meeting, including the ability to ask questions and vote during the meeting, from any remote location that has Internet connectivity.
The Notice of Annual Meeting of Stockholders, this Proxy Statement, a proxy card and our 2021 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021) (collectively, the “Proxy Materials”) have been made available free of charge on our website at www.bry.com and www.proxyvote.com. Stockholders are being notified of the availability of these materials via the Company's delivery of a Notice of Annual Meeting of Stockholders commencing April 7, 2022.
We are using a U.S. Securities and Exchange Commission (“SEC”) rule that allows us to use the Internet as the primary means of furnishing the Proxy Materials to stockholders. You may follow the instructions in this Proxy Statement to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of electronic proxy materials to help reduce the environmental impact, as well as the costs, of our annual stockholders meeting.

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PROXY HIGHLIGHTS
Except as noted or as the context requires otherwise, when we use the terms “we,” “us,” “our,” “Berry” or the “Company,” or similar words in this Proxy Statement we are referring to Berry Corporation (bry) together with its wholly owned subsidiaries, (i) Berry Petroleum Company, LLC, through which we manage our development and production business, and (ii) C&J Well Services, LLC together with CJ Berry Well Services Management, LLC, through which we manage our well services business acquired in late 2021.
You have received these Proxy Materials because the Board is soliciting your proxy to vote your shares during the 2022 Annual Meeting. This Proxy Statement includes information that Berry is required to provide you under the SEC rules and is designed to assist you in voting your shares.
The following is a summary of certain information that is detailed elsewhere in this Proxy Statement; please note that this summary does not contain all the information you should consider in voting your shares. For additional information about the highlights provided here, please see the following sections of this Proxy Statement:
•“About the Annual Meeting” for additional information about the Annual Meeting, including how to vote, and the Proxy Materials.
•“About Berry” for additional information about our business.
•“Corporate Governance” for additional information about our corporate governance program.
•“Social Responsibility and ESG” for additional information about our goals, commitments and practices with respect to important Environmental, Social and Governance (“ESG”) matters, including how we manage ESG-related risks, maximize ESG-related opportunities and engage with stakeholders on these important matters.
We urge you to read this Proxy Statement in its entirety, together with our 2021 Annual Report to Stockholders, which has been provided to you as part of these Proxy Materials, prior to voting.
Annual Meeting Information

2022 Annual Meeting of Stockholders

Date & Time:	Wednesday, May 25, 2022 at 10:00 A.M. ET (log-in begins at 9:45 A.M. ET)
Location:	Virtually via the Internet at www.virtualshareholdermeeting.com/BRY2022
Record Date:	March 28, 2022
Due to ongoing restrictions and health and safety concerns from the COVID-19 pandemic, we have adopted a virtual format for our Annual Meeting, conducted via an online audio webcast; we will not have a physical meeting location. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/BRY2022. Stockholders attending the meeting virtually will have the ability to fully participate in the Annual Meeting, including the ability to ask questions and vote during the meeting, from any remote location that has Internet connectivity. Stockholders have multiple opportunities to submit questions for the Annual Meeting, including live during the Annual Meeting. To the extent material to investors generally, we will publish questions received by stockholders in connection with the Annual Meeting and the answers following the meeting. We currently intend to resume holding in-person meetings for our 2023 annual meeting and thereafter, assuming normal circumstances.
The virtual meeting platform is fully supported across most internet browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable

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software and plug-ins. Participants should ensure that they have a sufficient Internet connection . Online access will open at 9:45 A.M. ET, 15 minutes prior to the start of the Annual Meeting, to allow time for you to log in and test your system and internet connectivity. We will offer live technical support for all stockholders attending the meeting If you should encounter any difficulties accessing or logging into the meeting, please call the Technical Support number that will be provided in the virtual meeting log-in page.
Voting Information
The following table summarizes the items that will be brought for a vote of our stockholders at the Annual Meeting, along with the recommendation of our Board as to how stockholders should vote on each item:

Proposals		Required Vote	The Board's Recommendation

1	Elect the six director nominees named in the Proxy Materials, each to serve a one-year term: •Cary Baetz •Renée Hornbaker •Anne Mariucci •Don Paul •Rajath Shourie •A. "Trem" Smith	Plurality of Votes Cast For Each Nominee	Vote FOR
2	Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022	Majority of Votes Cast Affirmatively or Negatively	Vote FOR
3	Approve the Berry Corporation (bry) 2022 Omnibus Incentive Plan	Majority of Votes Cast Affirmatively or Negatively	Vote FOR
Your vote is important. On or around April 7, 2022, we will begin delivering a Notice of Internet Availability of Proxy Materials and/or Proxy Materials to all Berry stockholders of record at the close of business on March 28, 2022, which is the Record Date set by the Board for the Annual Meeting. As a stockholder, you are entitled to one vote for each share of common stock you held on the Record Date. If your shares are held in a bank or brokerage account, please refer to the proxy materials provided by your bank or broker for voting instructions.
You can vote in any of the following ways:

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How to Vote

: Online	www.proxyvote.com (Must vote by 11:59 P.M. ET on May 24, 2022)
) Call Toll-Free	1-800-690-6903 (Must vote by 11:59 P.M. ET on May 24, 2022)
* By Mail	Follow the instructions on your proxy card we have provided you
? During the Annual Meeting	Go to www.virtualshareholdermeeting.com/BRY2022
2021 Company Highlights and Recent Events
Our strategy is focused on creating long-term stockholder value by generating Levered Free Cash Flow(1) to fund our operations, optimizing capital efficiency, and returning capital to stockholders, while maintaining a low leverage profile and focusing on attractive organic and strategic growth through commodity price cycles. One of our core financial tenets has always been to operate within Levered Free Cash Flow while protecting our base production. In 2021, our business model was validated by our performance and the results we delivered. Highlights of our 2021 financial and operational results include:
•Generated $31 million in Levered Free Cash Flow(1)
•Generated Adjusted EBITDA(1) of $212 million (hedged) and $300 million (unhedged)
•Reduced non-energy operating expenses(2) by $11 million or 8% compared to prior year
•Increased production each quarter; 2021 Q4 exit rate was 5% higher than prior year
•Reduced our required greenhouse gas (“GHG”) offsets and approximately $53 million of asset retirement obligations (“ARO”) through various acquisition and divestiture activities
•Boosted stockholder returns with a 50% increase in quarterly fixed dividends in Q3 2021 and created new stockholder return model starting in Q1 2022 targeting top-tier returns
__________
(1)    Please see “Non-GAAP Financial Measures and Reconciliations” in this Proxy Statement for the definitions of these non-GAAP financial measures, reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP and more information.
(2)    Operating Expenses is defined as lease operating expenses, electricity generation expenses, transportation expenses, and marketing expenses, offset by the third-party revenues generated by electricity, transportation and marketing activities, as well as the effect of derivative settlements (received or paid) for gas purchases.

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Since our Initial Public Offering in 2018, we have demonstrated our commitment to returning a substantial amount of capital to stockholders, delivering $134 million to our stockholders through share repurchases and fixed quarterly dividends for periods through 2021. As mentioned above, in the fourth quarter of 2021, we announced a new stockholder return model, effective for the first quarter of 2022, which is designed to increase cash returns to our stockholders based on our discretionary free cash flow, which is defined as cash flow from operations less regular fixed dividends and the capital needed to hold production flat. Under this new model, which further demonstrates our commitment to be an industry leader in returning capital to our stockholders, we intend to allocate discretionary free cash flow on a quarterly basis by allocating 60% predominantly in the form of cash variable dividends to be paid quarterly as well as opportunistic debt repurchases; and 40% in the form of discretionary capital, to be used for opportunistic growth, including from our extensive inventory of drilling opportunities, advancing our short- and long-term sustainability initiatives, share repurchases, and/or capital retention.
Additionally, in the fourth quarter of 2021, we acquired one of the largest upstream well servicing and abandonment businesses in California, which operates as C&J Well Services. This acquisition creates a strategic opportunity for Berry: it is a synergistic fit with the services required by our oil and gas operations and supports our commitment to reduce our emissions, including through the proactive plugging and abandonment of wells. Additionally, C&J Well Services is critical to advancing our strategy to work with the State of California to reduce fugitive emissions - including methane and carbon dioxide - from idle wells. We believe that C&J Well Services is uniquely positioned to capture both state and federal funds to help remediate orphan wells (an idle well that has been abandoned by the operator and as a result becomes a burden of the state is referred to as an orphan well). According to third-party sources, it is estimated that there are approximately 35,000 idle wells in California. Additional information about our business can be found in the “About Berry” section of this Proxy Statement.
Corporate Governance Highlights
2019 marked our first full year as a public company, and since that time we have consistently demonstrated our commitment to continuous improvement and best practices. We have adopted corporate policies and practices, including those highlighted below, that promote the effective functioning of our Company to maximize long-term stockholder value and ensure that our Company is managed with integrity and in the best interest of our stockholders. The Board has committed to routinely, and at least annually, review our corporate governance program (specifically including but not limited to standing corporate policies, procedures, and practices), as well as our charter and bylaws. In doing so, the Board carefully considers, among other matters, all areas of our governance structure that impact stockholder rights and may seek to engage with our stockholders to understand their views on these important governance matters.
All of our directors, officers, and employees must adhere to ethical business practices and fully comply with our corporate policies and procedures, in addition to all applicable laws and regulations. Our Code of Conduct and Ethics demonstrates our commitment to, among other important matters, ethical business dealings, diversity, inclusion, equality, safety, non-discrimination, social justice, unionization and labor rights, human rights and environmental, health and safety. We have also adopted a Supplier Code of Conduct that outlines the expectations we have for the suppliers and contractors with whom we partner, in keeping with our Code of Conduct and Ethics. The Supplier Code of Conduct provides the foundation for our procurement policies, guidelines and practices, as well as our ongoing evaluation of our suppliers and contractors. We do not make compromises in these areas and we expect our suppliers and contractors to always adhere to not just the letter, but the spirit and intent of these expectations and values. Additional discussion of our corporate governance program can be found in the “Corporate Governance” section of this Proxy Statement.

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Board Excellence

•Annual elections for directors (Board is not classified).
•Majority voting standard for contested elections of directors.
•Director Resignation Policy that requires any director nominee who receives fewer favorable than unfavorable votes to promptly tender their resignation.
•Four of 6 directors are independent (above the NASDAQ requirement for a majority to be independent).
•Lead Independent Director, with meaningful authority, duties and responsibilities prescribed in the Corporate Governance Guidelines.
•Independent directors meet regularly in executive sessions following Board and Committee meetings.
•Only independent directors serve on our Audit, Compensation and Nominating and Governance Committees; each member of the Audit Committee meets the heightened independence standards for audit committee members and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under the applicable SEC and NASDAQ rules.
•Corporate Governance Guidelines include an affirmative commitment that gender and ethnically diverse candidates will be included in director searches.
•Commitment to boardroom diversity underscored by voluntary commitment to seek compliance with the California legal requirements for companies headquartered in California (even though we are headquartered in Texas and so not technically required to comply): Board composition goal of at least three female members and representation from at least two underrepresented communities.
The Board is now approximately 33% female (comprising 50% of the independent directors) and reflects representation of an underrepresented community.

•Each Committee operates under a written charter that has been approved by the Board and is publicly available; among other matters, each committee has the authority to retain independent advisors.
•On an annual basis, the full Board and each Committee undertake a self-assessment of its performance and effectiveness; each Committee also reviews its charters and the corporate governance policies, procedures and practices that are within its scope of responsibilities.
•The Board conducts an annual performance review of our executive team, including the CEO, and periodically reviews succession planning for the CEO and senior management.
•No outside director sits on more than three other public company boards and our CEO (who currently serves as Board Chair) is not serving on any other public company board. Our Corporate Governance Guidelines restrict directors from serving on more than four other public company boards and our Audit Committee Charter restricts members from serving on the audit committees of more than two other public company boards.
•The Board oversees the Company’s ESG strategy as part of its oversight of our corporate strategy and risk management program. Each of the Nominating and Governance, Compensation, and Audit Committees assists the Board in discharging its oversight of our ESG-focused programs and practices and monitors our ESG strategy, goal setting and performance, including our efforts to capitalize on opportunities aligned with our commitments and manage the related risks, as well as how we report on such matters.
•The Compensation Committee has oversight responsibility with respect to the Company’s human capital management efforts, including our employment and compensation policies, programs, processes and practices designed to support our workforce diversity, equity and inclusion goals.

Stockholder Rights

•Permit stockholders holding at least 25% of our outstanding voting stock to call a special meeting.	•Permit stockholders to act by written consent. •No stockholder rights plan (also known as a “poison pill”) in effect.

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Long-Term Stockholder Alignment

•Meaningful stock ownership guidelines and holding requirements in place that require ownership of the Company's stock with an aggregate value equal to or in excess of the value of (i) five times the annual base salary for the CEO, (ii) three times the annual base salary for other executives, and (iii) five times the annual cash retainer for Board service for non-employee directors. The covered persons have five years to meet the requirements, starting from the later of (a) May 14, 2019 (the date the guidelines were adopted), and (b) the date such person assumes the role requiring ownership under the guidelines. Until compliant, the covered persons are prohibited from disposing of any stock acquired through the annual long-term incentive awards or equity retainer grant, as applicable, subject to certain limited exceptions.
•Insider Trading Policy prohibits employees, officers and directors from short sales, transactions in derivatives, holding our stock in margin accounts, pledging our stock as collateral or entering into hedging transactions for Company stock.

•Compensation Recoupment and Clawback Policy provides for the forfeiture, recovery or reimbursement of incentive-based cash and equity awards in the event of a restatement of our financial statements due to fraud or misconduct by our executive officers.
•No repricing of options or equity awards.
•No excessive or single-trigger cash change-in-control payments.
•Pay-for-performance culture with executive compensation pay mix primarily at-risk, and the majority performance-based, with no guaranteed or uncapped incentives
•Incentive plans designed to motivate actions that are aligned with our short- and long-term strategic objectives, and appropriately balance the potential risks versus rewards, without motivating activities that create excessive or inappropriate risks for the Company.

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Social Responsibility and ESG Highlights
At Berry, the values we uphold as a company evolve as we build upon the strength of our culture. Together with our leadership team and each and every employee, we have established robust standards and principles to empower our continued growth into the future.
CORE VALUES
In 2021, Berry embarked on a critical process to bolster the foundation of the organization through strengthening the Company’s core values. Berry is a values-based company and believes that solid and robust core values result in a strong and healthy culture. The leadership team worked with outside experts to identify, update, and refine the Company’s core values, and starting in the fourth quarter of 2021, we rolled-out values workshops to our employees. The workshop first focused on each employee’s personal core values and then led a discussion of the company’s core values. This was an integral part of the process to ensure that our employees’ core values are aligned with the Company’s core values and that each employee feels connected to the Company’s core values. Berry allowed a half day for our employees to do this work, demonstrating the depth of Berry’s commitment to being a values-based organization and the strategic importance of values to our culture. This work was especially timely because of Berry’s natural evolution as a company and its significant growth in the fourth quarter of 2021 with the acquisition of C&J Well Services.
At Berry, our commitment to social responsibility and sustainability means conducting our operations ethically and responsibly, promoting a safe and healthy workplace, supporting and engaging the communities in which we work and serve, and developing our workforce. Guided by our core values, we are committed to growing and continuously improving our business, maximizing our assets and creating long-term stockholder value in keeping with the highest ethical, safety, environmental, labor and human rights standards that we believe support a more positive future. We expect all our business partners to follow the laws and regulations where they operate, and to share our values and commitment with respect to ethics, environmental stewardship, health and safety, social responsibility, social justice and human rights issues.
We have had no fatalities among our employees or contractors since we began operating under new management in 2017. Moreover, our OSHA "total recordable incident rate," or "TRIR," which is a measure of the number of recordable occupational injuries or illnesses per 200,000 work hours (i.e. per 100 full-time workers per year) has been falling since that time. In 2021, we achieved a TRIR of 0.0, which is below the U.S. oil industry average based on available data.

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Environment

We are committed to operating in a manner that maintains, protects, and preserves our natural resources.

Social

Our people and the communities where we operate are our strongest assets. Developing the best talent, promoting a safe and healthy workplace, providing an inclusive culture, and supporting local communities are critical to our success.

Governance

We have adopted corporate policies and procedures designed to maximize long-term shareholder value, reinforce Berry’s core values, and ensure that our company is managed ethically, with integrity, and in the best interest of our shareholders.

Berry’s ESG-focused strategy is founded in its values, strengthened by the Company’s vision, and empowered by the financial acumen and operational excellence. With respect to environmental matters, Berry aims to approach its sustainability efforts like a tripod: the Company wants to make a positive impact on the environment, while also improving Berry’s operations efficiency, and ultimately increasing value for our stockholders. Berry endeavors to use environmentally conscientious practices throughout its operations and continues to pursue opportunities for large-scale projects that reduce emissions, optimize water usage, and utilize renewable energy sources.
In California, specifically, we remain steadfast in our commitment to the state and its ambitious environmental initiatives. We have and will continue to proactively work with the state to help locally produce and supply affordable and reliable energy to ensure a safe, healthy and prosperous future for its communities and citizens. We also believe that it is critical to reduce California’s reliance upon imported foreign oil that comes primarily from countries that do not share our environmental and ethical standards, have poor human rights records, do not employ our fellow citizens, do not invest in our communities, and do not pay taxes to support the state's infrastructure and welfare, among other benefits provided by the oil and industry in California. As discussed above, in the fourth quarter of 2021, we acquired one of the largest upstream well servicing and abandonment businesses in California, which operates as C&J Well Services. This acquisition supports our commitment to be a responsible operator and reduce our emissions, including through the proactive plugging and abandonment of wells, and is also critical to advancing our strategy to work with the State of California to reduce fugitive emissions - including methane and carbon dioxide - from idle wells.
ESG matters are managed within a governance structure that balances broad engagement across our organization while also providing a clear line of accountability. ESG is integrated into our overall corporate strategy and risk management activities: as we manage the strategic and operational issues critical to long-term value creation, we actively manage the significant opportunities and risks associated with ESG-related considerations. In 2020, we formalized the internal, cross-functional ESG Steering Committee responsible for developing and implementing our ESG strategy, setting short- and long-term goals and priorities, assessing risks and opportunities, and deploying thoughtful, systematic programs and practices that drive performance. One of the responsibilities of the ESG Steering Committee is to develop our ESG reporting program. We began to assess our operations and collect pertinent data in 2020, and in 2021 we continued to improve on our data collection, management and reporting processes. In 2020, we began to report about ESG matters on our website and our 2020 Annual Report (published in 2021) included a special section with expanded ESG-related discussion. In 2021, we published to our website our first standalone sustainability report, which we update periodically. As we continue to enhance and implement our ESG strategy and reporting, we invite open stakeholder feedback on our approach, goals and initiatives.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board has nominated the individuals listed below for election as directors at this Annual Meeting, to serve for a one-year term expected to end at our 2023 Annual Meeting, but in any event, until such person’s successor is elected and qualified, unless ended earlier due to such person’s death, resignation, retirement, disqualification or removal from office.

Each of the director nominees are currently serving on the Board and on the Committees indicated in the table below. Each nominee has agreed to serve another term, if elected. The Board reflects an effective mix of diversity, perspective, skills and experience and we believe that each director nominee possesses the character and competencies that a member of the Board should possess. Accordingly, the Board recommends that you vote “FOR” each of the nominees.

Nominee	Principal Occupation	Age	Director Since	Audit Committee	Compensation Committee	Nominating & Governance Committee

Cary Baetz	Executive Vice President and Chief Financial Officer of Berry	57	2017

Renée Hornbaker +	Founder and Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training (retired as a former public company executive)	69	2021	£	w	w

Anne Mariucci +❖	General Partner of MFLP, a family office and investment entity (retired as a former public company executive)	64	2018	w	£	w

Don Paul +	Faculty Member at University of Southern California, Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering (retired from a 33-year tenure at Chevron)	75	2019	w		£

Rajath Shourie +	Retired from Oaktree Capital Management	48	2022	w	w

A. “Trem" Smith	Board Chair, President and Chief Executive Officer of Berry	66	2017

+	Independent	£	Chair
❖	Lead Independent Director	w	Member

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Current Board Composition
Our Board exhibits an effective mix of diversity, perspective, skills and experience.
Our Board currently consists of six members, which are the six director nominees the Board has nominated for election in this Proxy Statement, approximately 67% of whom are independent under the applicable SEC and NASDAQ rules, approximately 33% of whom are female and approximately 17% of whom represent ethnic diversity. Ms. Mariucci currently serves as our Lead Independent Director and Ms. Hornbaker, and Messrs. Paul and Shourie are also independent under the applicable SEC and NASDAQ rules. In March 2022, Mr. Shourie, an independent director with significant finance, capital markets, and mergers and acquisitions experience, was appointed to the Board; he was also appointed to serve on the Audit Committee and the Compensation Committee at that time.

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Board Diversity Matrix
Recently adopted NASDAQ listing requirements mandate that each listed company have, or explain why it does not have, two diverse directors serving on the board, including at least one diverse director who self-identifies as female and one diverse director who self-identifies as an underrepresented racial/ethnic minority or LGBTQ+ (subject to certain exceptions). Our current Board composition (and that of the director nominees) is in compliance with the NASDAQ listing requirements. The new NASDAQ listing requirements also mandate that each listed company illustrate its board’s composition with respect to certain specified characteristics, based on each director’s voluntary self-identification of those characteristics. Accordingly, the table below provides certain highlights of the composition of our current Board members (who are the six director nominees) as of March 28, 2022 based on their self-identification with respect to gender / gender identity, race / ethnicity and sexual orientation. Each of the categories listed in the table below has the meaning as it is used in NASDAQ Rule 5605(f).

Board Diversity Matrix (As of March 28, 2022)
Board Size:
Board Size (Total Number of Directors)	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender / Gender Identity:
Directors	2	4	—	—
Race / Ethnicity:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White (Not of Hispanic or Latinx Origin)	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
Underrepresented Individual in Home Country Jurisdiction	—	—	—	—
Sexual Orientation:
LGBTQ+	—	—	—	—
Director Nominee Qualifications and Biographies
Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors, which includes recommending to the Board the directors nominees to be presented for annual election at the annual stockholders meetings. Our Corporate Governance Guidelines (discussed under "Corporate Governance") contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. We believe that, at a minimum, our directors should be persons of integrity, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional communities, have the knowledge, skills, experience, perspectives and personal attributes that complement those of other Board members and, as a whole, align with the Company’s needs, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and our executive team, be available to remain on the Board long enough to make an effective contribution, and have no material relationships with competitors,

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customers, other stakeholders or other parties that could present realistic possibilities of conflict of interest or legal issues.
There are no arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as member of the Board. Additionally, there are no family relationships between or among any of our directors and our executive officers. Please see “Security Ownership of Certain Beneficial Owners and Management” for information regarding each director nominee's holdings of equity securities of the Company. With the exception of Mr. Smith's son being employed by Berry (reporting to our Chief Financial Officer, who also serves on the Board), there are no interests or relationships amongst our directors requiring disclosure as a "related persons transaction" under Item 404(a) of Regulation S-K.
The Board seeks out, and the Board is comprised of, individuals whose knowledge, skills, and breadth and depth of experience complement those of other Board members. The Board believes that each nominee is highly qualified to serve as a member of our Board and that, through their respective backgrounds and track records of success in what we believe are highly relevant positions, these individuals contribute a wealth of talent and experience to the Board. Each nominee also contributes intangible qualities such as critical thinking and analysis, which, taken together, provide us with the variety and depth of knowledge, viewpoints and ideas necessary for effective oversight, direction and vision for the Company.
The following chart summarizes the core competencies of our Board as a whole, followed by biographical information regarding each of our directors, including the specific experience and skills that led to the conclusion that such individual should serve on the Board.

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CARY
BAETZ
Executive Vice President and Chief Financial Officer of Berry
Director Since: 2017
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Mr. Baetz provides public energy company business, operational and management experience to the Board, as well as financial, accounting, mergers and acquisitions, strategic planning and investor relations experience. He led the sale of three public companies, has successfully completed two public spin-offs, and raised almost $5 billion in capital.

Cary Baetz has served as a member of the Board, since June 2017. He has also served as our Executive Vice President and Chief Financial Officer since June 2017.
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Prior to joining Berry, Mr. Baetz served as Chief Financial Officer at Seventy Seven Energy Inc., a domestic oilfield services company, from June 2012 to April 2017. In 2016, Seventy Seven filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and successfully completed a prepackaged restructuring and recapitalization. From November 2010 to December 2011, Mr. Baetz served as Senior Vice President and Chief Financial Officer of Atrium Companies, Inc., a manufacturing company of windows and doors, and from August 2008 to September 2010, served as Chief Financial Officer of Boots & Coots International Well Control, Inc. From 2005 to 2008, Mr. Baetz served as Vice President of Finance, Treasurer and Assistant Secretary of Chaparral Steel Company, producer of structural steel beams. Prior to joining Chaparral, he had been employed since 1996 with Chaparral’s parent company, Texas Industries Inc. From 2002 to 2005, he served as Director of Corporate Finance of Texas Industries Inc.
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Mr. Baetz holds a Bachelor of Science degree in Finance and Accounting from Oklahoma State University and a Master of Business Administration degree from the University of Arkansas.

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RENEE HORNBAKER
Founder and Chief Executive Officer at Storey & Gates LLC
Director Since: 2021
_______________________________
Ms. Hornbaker brings knowledge and expertise in finance and accounting matters to the Board, including audit and financial reporting oversight experience from her role as a finance executive and as well as from her membership on the boards of other public companies. She also has significant experience in corporate governance, business development, strategy, information technology, health and safety, and human capital management.

Renée Hornbaker has served as a director since January 2021 and as Audit Committee Chair since that time.
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Ms. Hornbaker has been Chief Executive Officer of Storey & Gates LLC, a consulting firm providing business advisory services including executive coaching and board governance training for boards, since founding the company in 2018. Ms. Hornbaker is also a member of the Board of Directors of Eastman Chemical Company (NYSE: EMN), where she is chair of its Finance Committee and also serves on the Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and Environmental, Safety and Sustainability Committee; she previously served as chair of its Audit Committee. She also serves on several boards of directors for private companies.

Ms. Hornbaker previously served as Executive Vice President and Chief Financial Officer of Stream Energy, a retail energy company from 2011 to December 2017, and was a member of the Board of Directors from 2011 until 2019 when it was acquired by NRG Energy. Ms. Hornbaker served as Chief Financial Officer of Shared Technologies, Inc., a provider of converged voice and data networking solutions, from 2006 to May 2011, and was a consultant to the Chief Executive Officer of CompuCom Systems, Inc., an information technology services provider, from 2005 to 2006. She was Vice President and Chief Financial Officer of Flowserve Corporation, a global provider of industrial flow management products and services, from 1997 until 2004, and served as Vice President of Business Development and Chief Information Officer from 1997 to 1998. In 1977, Ms. Hornbaker joined the accounting firm Deloitte, Haskins & Sells, where she became a senior manager of its audit practice in the firm’s Chicago office. Following that, she served in senior financial positions with several major companies from 1986 until 1996.
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Ms. Hornbaker is chair emeritus of the National Association of Corporate Directors (“NACD”) North Texas chapter. She also serves on NACD’s national risk advisory committee, is an NACD Leadership Fellow and Certified Director, and earned the NACD Cyber Security Oversight Certification. Additionally, she is a member of Women Corporate Directors, the Institute for Excellence in Corporate Governance and the American Institute of Certified Public Accountants.

Ms. Hornbaker received a Bachelor of Arts in English and a Master’s Degree in Business Administration from Indiana University and is a CPA.

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ANNE MARIUCCI
General Partner of MFLP, a family office and investment entity
Director Since: 2018
_______________________________
Ms. Mariucci brings proven leadership and business experience to the Board, as well as financial acumen from her corporate background and private investment experience. In addition to corporate finance, accounting and financial reporting experience, she provides experience as to mergers and acquisitions, investor relations, strategy, risk management and information technology from her significant experience on other public company boards.

Anne Mariucci has served as a director since September 2018 and as Lead Independent Director since February 2019. She is also Compensation Committee Chair.
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Since 2001, Ms. Mariucci has served as the General Partner of MFLP, a family office and investment entity, and related entities. Additionally, Ms. Mariucci serves on the boards of several public, private and non-profit companies, including: Southwest Gas Corporation (NYSE: SWX) since 2006, where she is a member of the compensation and nominating/governance committees and was previously a member of the audit committee and chair of the pension committee; CoreCivic, Inc. (NYSE: CXW) since 2011, where she is a member of the audit and compensation committees; and Taylor Morrison Home Corp. (NYSE: TMHC) since 2014, where she is a member of the audit committee and chair of the compensation committee. She is also vice chair of the board of Banner Health, one of the nation’s largest hospital/health care organizations, on which she has served since 2015, and she chairs the finance committee and is a member of the audit committee. In addition, Ms. Mariucci has served as an investor and Advisory Board member of Hawkeye Partners, a real estate private equity firm, since 2010.

Ms. Mariucci’s deep corporate experience springs from a 30-year career in finance and real estate, primarily with Del Webb Corporation (NYSE: WBB), a real estate development company, where she served in a variety of capacities and ultimately retired as President and Chief Executive Officer following its merger with Pulte Homes in 2001.
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Ms. Mariucci served as member of the Arizona Board of Regents from 2006 to 2014 and as chair from 2012 to 2014, and currently serves as a member of the Board of Arizona State University’s Enterprise Partners.

Ms. Mariucci received her Bachelor’s degree in Accounting and Finance from the University of Arizona and completed the Corporate Finance Executive Program at Stanford Graduate School of Business. She has held licenses as a CPA, FINRA Securities Principal, and FINRA Financial Principal.

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DON PAUL
Faculty Member at University of Southern California, Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering
Director Since: 2019
_______________________________
Mr. Paul brings experience and broad understanding of the upstream oil and gas business in California, as well as internationally. He is a recognized authority in the study of our industry and the matters affecting us generally, and brings a depth of understanding of the intersection of our industry and digital technology to the Board, particularly as it relates to the practical application of advanced digital technologies to enhancing performance of the oil and gas business, including cyber security.

Don Paul has served as a director since February 2019. He also serves as Nominating and Governance Committee Chair.
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Mr. Paul has been a member of the faculty at the University of Southern California (“USC”) since January 2009, and currently acts as Executive Director of the Energy Institute, the William M. Keck Chair of Energy Resources, and Research Professor of Engineering. Mr. Paul has been Senior Advisor at the Center for Strategic and International Studies in Washington D.C. since July 2008, and has been an academic member of the National Petroleum Council since 2010 when he was appointed by the U.S. Secretary of Energy. Mr. Paul has served on advisory boards at major universities (including USC, the Massachusetts Institute of Technology (“MIT”), Harvard, Rice, Stanford, and the University of Texas), governments and national laboratories, oil and gas companies, power utilities, and technology companies. Mr. Paul leads numerous programs including USC’s Laboratory for Energy Security Systems and Center on Smart Oil Field Technologies as well as the Industrial Advisory Board for the Department of Energy University Consortium on Fossil Energy Research. He frequently speaks at national and international forums on the future of energy and energy security, cyber-security of energy systems, intelligent energy infrastructures, petroleum economics, and energy careers.

Over a 33-year tenure at Chevron Corporation (NYSE: CVX), Mr. Paul held a variety of positions throughout the United States and overseas in research and technology, exploration and production operations, health, safety and environmental compliance, and executive management, including service as President of Chevron’s Canadian subsidiary, as senior compliance officer for Chevron’s health, environment and safety and global cyber-security functions and most recently as Chevron’s Vice President and Chief Technology Officer when he retired in 2008.
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Mr. Paul received his Bachelor of Science degree in Applied Mathematics, Master of Science degree in Geology and Geophysics, and PhD in Geophysics from MIT.

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RAJATH SHOURIE
Retired
Director Since: 2022
_______________________________
Mr. Shourie provides financial acumen to the Board, including broad knowledge of and experience with financial analysis and management, corporate finance, capital markets, investment banking, mergers and acquisitions, and special situation investment activities.

Rajath Shourie has served as a director since March 2022.
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Since 2019, Mr. Shourie has been focused on managing his personal business and exploring strategic opportunities. He worked at Oaktree Capital Management (“OCM”) from 2002 to 2019. He held various positions there over the course of his career, culminating as Global Co-Portfolio Manager of the firm’s opportunity funds. Prior to joining OCM, Mr. Shourie worked in the Principal Investment Area at Goldman Sachs, and previously was a management consultant at McKinsey & Company.

Mr. Shourie previously served on the board of directors of Store Capital (NYSE: STOR), an $8 billion market cap REIT; Taylor Morrison (NYSE: TMHC), a national U.S. homebuilder; Nine Entertainment (ASX: NEC), an Australian TV broadcaster; and Star Bulk (NYSE: SBLK), a leading dry-bulk shipping company. Significant prior private board positions included Pegasus Aviation Finance Company, Jackson Square Aviation and Hartree Partners.
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Mr. Shourie earned a BA in economics from Harvard College, where he was elected to Phi Beta Kappa. He then went on to receive an MBA from Harvard Business School, where he was a Baker Scholar.

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ARTHUR "TREM" SMITH
Board Chair, President and Chief Executive Officer
Director Since: 2017
_______________________________
Mr. Smith’s brings knowledge and experience in all phases of oil and gas exploration and production spanning a career of over 35 years to the Board. In addition to managerial and operational experience in the upstream domestic and international energy business, he is knowledgeable about our assets and the specific strengths and challenges associated with our operations. From his extensive international experience, he also brings knowledge and experience in strategically dealing with regulatory agencies and other critical stakeholders, as well as the political environment.

Trem Smith has served as Chief Executive Officer, President and director since March 2017 and as Board Chair since February 2019.
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Prior to being named Chief Executive Officer, Mr. Smith began an informal consulting relationship with Berry in May 2016, followed by a formal consulting relationship in October 2016, then served as interim Chief Executive Officer until his formal appointment in March 2017. Mr. Smith has over 36 years of experience in the oil and gas industry. In January 2014, Mr. Smith founded TS&J Consulting, where he served until joining Berry, which focused on providing consulting services to distressed companies and assets in the United States and United Kingdom. From January 2007 until January 2014, Mr. Smith was President and Chief Executive Officer at Hillwood International Energy, L.P. and HKN Energy Ltd., which focused on discoveries and production in the United States and northern Iraq.
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Mr. Smith spent 25 years of his career at Chevron Corporation (NYSE: CVX), from 1981 until 2006, where he served in a number of leadership positions with increasing responsibilities in Russia, Thailand and multiple locations in the United States, including La Habra and San Francisco, California. While at Chevron, Mr. Smith was exposed to all phases of the business, including production, operations, exploration, business development, mergers and acquisitions, finance and technology. Mr. Smith graduated magna cum laude from Amherst College with a major in Geology and minor in Russian and received a Master’s degree and PhD in Geology from Pennsylvania State University.

Vote Information and Related Matters
The election of each director in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast at the election. You may vote for, or withhold your vote from, each (one, some or all) of the six director nominees.
Each of the nominees has agreed to be named in the Proxy Statement and to serve if elected. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if re-elected. If a nominee becomes unable or unwilling to accept nomination or election prior to the 2022 Annual Meeting, either the number of our directors will be reduced or the persons acting under the proxies will vote for the election of a substitute nominee that the Board recommends.
If you are a stockholder of record as of the Record Date and you submit your proxy card (whether by Internet, phone or mail), the appointed proxies will vote your shares in accordance with your instructions. If you submit an executed proxy but do not provide voting instructions, your shares will be voted for the election of the director nominees.
If you hold shares through a broker, bank or other nominee, and you do not provide voting instructions to the nominee, the institution may not vote your shares. Your broker, banker or other nominee's inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote” and it will have the same

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effect as an abstention. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes will not have any effect on the outcome of voting on director elections. However, under the Company's Majority Voting and Director Resignation Policy, in an uncontested election of directors, any nominee who receives a greater number of “withhold” votes with respect to such person's election than votes “for” such person's election shall, within five (5) business days following the certification of the stockholder vote, offer their written resignation to the Chair of the Nominating and Governance Committee for consideration by the Committee, and ultimately by the full Board, as to whether to accept such resignation.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the election of each director nominees.

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CORPORATE GOVERNANCE

“We believe good governance is the foundation of success, which is exemplified by our strong track record of safety and environmental stewardship, our corporate culture, and the ‘Berry First’ principle that seeks a win-win approach for all of our stakeholders, including stockholders, employees, the environment, and the communities where we operate.”

– A. Trem Smith Board Chair, President and Chief Executive Officer
Our Board of Directors

•Board Chair, President and Chief Executive Officer - A. Trem Smith
•Lead Independent Director - Anne Mariucci
•Four of six directors are independent
•Committees composed solely of independent directors
•Independent directors meet regularly in executive sessions following Board and Committee meetings
During 2021, our Board held eighteen meetings and each director attended 100% of the Board meetings. Additionally, the Audit Committee met nine times, the Compensation Committee met five times and the Nominating and Governance Committee met two times during 2021, and no director missed more than one Committee meeting of which such person was a member. Executive sessions of the independent directors were held after most of the Board and Committee meetings. All independent directors are invited to attend all Committee meetings, regardless of whether they are a member. As reflected in our Corporate Governance Guidelines, all directors are encouraged to attend our annual stockholders meetings. All directors attended our annual stockholders meeting in 2021, and we expect that all directors will attend this year's Annual Meeting.
Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board of Directors. Our Corporate Governance Guidelines (as discussed below under "-Corporate Governance Guidelines") contain criteria director nominees recommended by our Nominating and Governance Committee. In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, and enhance the ability of the committees of the Board to fulfill their duties. Our Board believes that a diverse mix of skills, backgrounds, experiences and industry knowledge, as well as diversity of opinion and perspectives, including diversity of age, sex, gender identity and/or expression, sexual orientation, ethnicity/race/color/national origin, education and other visible and invisible attributes, enhances the quality of our Board’s deliberations, decision-making and overall effectiveness, and positions the Company for long-term success.
Each of our directors holds office for an approximately one year term to expire at the succeeding annual meeting of stockholders, and until such director's successor shall have been elected and qualified or until the earlier of such director's death, resignation, retirement, disqualification or removal.

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Board Leadership
The Board maintains the flexibility to determine whether the roles of Board Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent chair, would not result in better governance or oversight. Our Governance Guidelines provide for the position of Lead Independent Director whenever the Board Chair is filled by a director who does not qualify as independent.
We currently have a Lead Independent Director, Ms. Mariucci, and our Chief Executive Officer serves as our Board Chair. In such roles, our Chief Executive Officer is responsible for setting our strategic direction and the day-to-day leadership of the Company, as well as communicating, leading and working with the Board. The Board believes that our leadership structure best suits the time commitments of its members while ensuring that Board discussion is pertinent and the views of independent directors are communicated to the full Board. We believe combining the position of Board Chair and Chief Executive Officer is in the best interests of the Company and our stockholders at this time, and effectively balances strong leadership with oversight by interested and engaged independent directors who are led by a strong lead independent director.
Working with the Board’s independent directors, our Lead Independent Director provides leadership, including presiding over Board meetings, in the event our Board Chair faces a conflict or is absent. Her responsibilities also include, among others, the facilitation of discussion amongst independent directors about Board and committee performance, effectiveness and composition; acting as a liaison between the Board Chair and independent directors; reviewing the results of Board self-evaluations; communicating with the Board Chair regarding any decisions reached, suggestions, views or concerns expressed by independent directors; providing the Board Chair with feedback and insight concerning interactions between the Board Chair and the Board; and being available for consultation and direct communication with major stockholders. Our Lead Independent Director also has the authority to call meetings of only independent directors and presides over executive sessions of the independent directors, which are typically held in connection with the regularly scheduled quarterly Board meetings and may be held in connection with other Board meetings as determined necessary and appropriate by the Lead Independent Director or as may be requested by another independent director.
Director Independence
The Board assesses director independence and committee membership independence pursuant to NASDAQ standards and applicable SEC rules each year. Pursuant to the NASDAQ independence standards, the Board must affirmatively determine that a director does not have any material relationship with management or the Company that may interfere with the exercise of such person's independent judgment in carrying out the responsibilities of a director. The Board also considers any of the bright-line relationships and transactions that would disqualify the director from being independent under NASDAQ rules.
The Board has assessed the independence of each of our current non-employee directors (all of which are director nominees), under NASDAQ general independence standards and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has affirmatively determined that each of Mses. Hornbaker and Mariucci and Messrs. Paul and Shourie is (1) independent for purposes of Board service; meet the heightened independence standards and experience requirements of Rule 10A-3 and Section 10A(m)(3)(A) of the Exchange Act and under NASDAQ standards applicable to audit committee members; and (3) meet the heightened independence standards of Section 10C, Rule 10C-1 and Rule 16b-3(b)(3) of the Exchange Act and under NASDAQ standards applicable to compensation committee members.

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Committee of the Board
Our Board of Directors has three separately designated standing committees. The current membership and the purposes of each of the committees are described below. Each of the standing committees operates under a written charter adopted by the Board. The Board of Directors and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officers of the Company in advance.

	Audit Committee	Compensation Committee	Nominating and Governance Committee

Current Members	Renee Hornbaker (Chair) Anne Mariucci Don Paul Rajath Shourie	Anne Mariucci (Chair) Renee Hornbaker Rajath Shourie	Don Paul (Chair) Renee Hornbaker Anne Mariucci
Audit Committee
Our Audit Committee is currently comprised of Mses. Hornbaker (Chair) and Mariucci and Messrs. Paul and Shourie. In March 2022, Mr. Shourie was appointed to serve on the Audit Committee in connection with his appointment to the Board; Mr. Paul was also appointed to the Audit Committee at that time.
The Board has determined that each of the Audit Committee members is “independent” consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and the SEC rules applicable to boards of directors in general and audit committees in particular. The Board periodically (and at least annually) evaluates each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board has determined that each of the Audit Committee members is financially literate and that the Chair of the Audit Committee, Ms. Hornbaker, is an “audit committee financial expert” as defined by the SEC.
The Audit Committee oversees, reviews, acts on and reports on various auditing, accounting, financial reporting and internal control matters to our Board, including:
•the selection, appointment, compensation, retention, performance and independence of our independent registered public accounting firm, including the scope and other matters relating to the annual audit and other services provided by the independent auditor;
•the appointment, structure and performance of the internal audit function, including the leader and scope of internal audit responsibilities and activities,
•our accounting and financial reporting policies and practices, and
•system of disclosure controls and procedures and internal controls over financial reporting and the integrity of our financial statements.
As part of this, the Audit Committee monitors our compliance with legal and regulatory requirements and also oversees our processes and procedures with respect to corporate compliance and ethics and risk management.
Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the Audit Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Governance.”
The Audit Committee held nine meetings in 2021 and no director missed more than one meeting.

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Compensation Committee
Our Compensation Committee is currently comprised of Mses. Mariucci (Chair) and Hornbaker and Mr. Shourie. The Board has determined that each of the Compensation Committee members is "independent" consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, the Board has determined that each of the Compensation Committee members qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The Compensation Committee, at times in consultation with other members of the Board or with ratification of the full Board, makes all decisions regarding the compensation of our executive officers, including setting salaries, designing incentives, evaluating performance for compensation purposes, and monitoring other forms of compensation. The Compensation Committee also oversees our incentive programs for non-executives, including the administration of our equity incentive plan, our human capital management policies, processes and practices related to the Company's workforce diversity, wage and opportunity equity, and inclusion goals. This includes reviewing the Company’s employment policies, processes and practices, as well as compensation and incentive structure, related to employee recruitment, retention and development, as well as succession planning, with a focus on the Company’s commitment to diversity, fairness and equality, and inclusion. Additionally, the Compensation Committee assesses risks related to the Company’s human resource and employment policies, processes and practices, and compensation policies and programs, to help identify areas of improvement and best practices and considers, on at least an annual basis, whether risks arising from such policies, programs, processes and practices for all employees are reasonably likely to have a material adverse effect on the Company. The Compensation Committee is also responsible for recommending the compensation for non-employee directors to the Board for approval.
The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.
The Compensation Committee may seek input from management when evaluating and setting compensation for executive officers and consult with our Chief Executive Officer when evaluating the performance of other executive officers (other than the CEO). Our CEO, CFO and General Counsel have each provided input to the Compensation Committee with respect to our executive compensation program, specifically with regards to our incentive compensation structure and performance design. We believe these individuals provide helpful support to the Compensation Committee in these areas given their understanding of our business, compensation programs and operating environment. The Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation or any other matters, and meets regularly in executive session to discuss such matters outside of the presence of management. No executive officer is involved in the approval of such person's own compensation.
The Compensation Committee has engaged Meridian Compensation Partners, LLC ("Meridian") to assist the Committee in developing our compensation program to be competitive with that of similarly situated public exploration, development and production peer companies. Representatives from Meridian regularly attend Compensation Committee meetings and communicate with the Compensation Committee Chair between meetings. Meridian reports directly to the Compensation Committee and all work conducted by Meridian with respect to the Company is on behalf of the Compensation Committee.
On at least an annual basis, the Compensation Committee reviews the services provided by its outside consultants to confirm their independence under applicable SEC rules related to providing executive compensation consulting services. In February 2021 (and again in February 2022), the Compensation Committee evaluated whether any work provided by Meridian raised any conflict of interest and determined that it did not and that Meridian was independent under applicable SEC rules related to the provision of executive compensation consulting services.

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Additional information regarding the functions performed by the Compensation Committee and its membership is set forth in the Compensation Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Governance.”
The Compensation Committee held five meetings in 2021, and all members attended 100% of the meetings.
Nominating and Governance Committee
Our Nominating and Governance Committee is currently comprised of Mr. Paul (Chair) as well as Mses. Hornbaker and Mariucci. The Board has determined that each of the Nominating and Governance Committee members is "independent" consistent with our Corporate Governance Guidelines, the NASDAQ listing standards and SEC rules applicable to boards of directors in general.
The responsibilities of the Nominating and Governance Committee include the following::
•Advising the Board regarding appropriate corporate governance principles and practices that should apply to the Board and to the Company, and assisting the Board in implementing and reviewing on an ongoing basis those principles and practices;
•Directing all matters relating to succession planning for the Board, assisting the Board in the development of criteria for Board membership and identification of individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending candidates to the Board for nomination, election at the annual meetings of stockholders or appointment to fill vacancies on the Board;
•Leading the Board in the annual performance evaluation of the Board, its committees and the individual directors and making recommendations to the Board about the size, structure, composition and leadership of the Board and its committees;
•Overseeing the performance of the Company’s CEO and leading the Board in the annual performance evaluation of the CEO;
•Overseeing CEO succession planning;
•Managing Board engagement with stockholders; and
•Assisting the Board in its oversight of ESG-related risks and providing oversight and guidance to management with regards to ESG matters, including reporting on such matters.
With respect to Board succession planning and the director nomination process, the consideration of new Board candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. Board members typically recommend candidates to consider for nomination to the Board, although the Nominating and Governance Committee may engage a professional search firm and may also consider nominees identified by management or stockholders. The Company’s Corporate Governance Guidelines include an affirmative commitment that candidates with a diversity of age, gender identity and/or expression, sexual orientation, ethnicity/race and education shall be included in any pool of candidates from which Board candidates are chosen. In evaluating director nominees, the Nominating and Governance Committee considers the diversity of skills, experience, and background, and industry knowledge, as well as diversity of opinion and perspectives, including diversity of age, gender identity and/or expression, sexual orientation, ethnicity/race, education, and other attributes. The Nominating and Governance Committee also will consider the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors. Based on that analysis, the Committee will determine whether it would strengthen the Board to add a nominee with the background, experience, personal characteristics, or skills offered. Stockholders desiring to make such recommendations should timely

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submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Berry Corporation, Attention: Corporate Secretary, 16000 N. Dallas Parkway, Suite 500, Dallas, Texas 75248. To assist it in identifying director candidates, the Nominating and Governance Committee is also authorized to retain, at the expense of the Company, third-party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of candidates. While we have not historically used search firms to identify directors, the Nominating and Governance Committee would provide guidance to any search firms it retains about the particular qualifications the Board is then seeking.
Additional information regarding the functions performed by the Nominating and Governance Committee and its membership is set forth in the Nominating and Governance Committee Charter, a copy of which is available on our website at www.bry.com under the subheading “Governance.”
The Nominating and Governance Committee held two meetings in 2021 and all members attended 100% of the meetings.
Board and Committee Evaluations
Our Board believes that a robust annual evaluation process is an important part of its governance practices. The Nominating and Governance Committee is responsible for leading the Board and committees in the annual performance evaluation process, and for ensuring that the results are shared with and considered by the Board and each committee as applicable. The Nominating and Governance Committee is also responsible for making recommendations to the Board with respect to Board and committee structure, composition and leadership, as well as regarding the nomination of incumbent directors for re-election.
In 2021 the Board evaluated its functioning and the functioning of each of its Committees. In addition, the directors each completed a self-evaluation and evaluated all of their peers. The evaluations were anonymous and results compiled to encourage candor and ensure an effective process. The Board, each Committee and the individual directors considered the results of the Board and committee evaluations. The Board Chair provided anonymous individual feedback to each director.
Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NASDAQ. The Code reflects our commitment to the highest standards of integrity and ethics in all our practices and relationships. The Code addresses ethics, conflicts of interest, insider trading, confidentiality, discrimination and harassment, health, safety and the environment, payments to government officials, accounting matters, antitrust, use of corporate assets and use of social media among other matters. We work proactively to ensure employees, directors and business partners understand their obligations to uphold our high ethical, professional and legal standards. Our employees (including our executive officers) are required to complete an ethics training course when they join the Company and annually thereafter; we also require employees to acknowledge and agree to abide by the Code every year.
We expect our employees to report known or suspected violations of the Code, or any other company policy, law, or core values. We have multiple confidential reporting channels available at all times and the Audit Committee receives regular reports on complaints reported. Any waiver of the Code may be made only by our Board. If the Company were to waive or materially amend any provision of the Code that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or material amendment by either posting such information on our website or by filing a Current Report on Form 8-K.
Our of Business Conduct and Ethics can be viewed on our website at www.bry.com under the subheading “Governance.”

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Corporate Governance Guidelines
The Board believes that sound governance policies and practices provide an important framework for fulfilling its duty to stockholders. The Board has adopted Corporate Governance Guidelines that meet or exceed the NASDAQ Listing Standards address the matters shown below, among others:

•Board Size, Structure and Composition	•Service on Other Boards	•Board Chair
•Director Qualifications, Independence and Diversity	•Changes in Employment	•Board Meeting Agendas
•Director Responsibilities	•Board Evaluations	•Meetings of Independent Directors
•Board External Interaction	•Non-Employee Director Compensation	•Director Orientation and Education
•Attendance at Annual Meetings	•Stockholder Communication with Directors	•Committee Structure and Composition
•Succession Planning	•Governance Policies	•Compliance Monitoring
The Board recognizes the value of having directors from a wide variety of backgrounds who bring diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and its decision-making processes, and is also important to the Company’s stockholders, its management and employees. We believe that a diverse membership enables more meaningful, balanced, depth of discussion and analysis in the boardroom. Accordingly, the Company’s Corporate Governance Guidelines to affirmatively commit that candidates with a diversity of age, gender, ethnicity/race and education are included in any pool of candidates from which the Board nominees are chosen.
Our Corporate Governance Guidelines are posted on our website at www.bry.com under the subheading “Governance.”
Oversight of Risk Management
Risk management is a Company-wide responsibility and multi-department activity that involves the identification and assessment of a broad range of risks that could affect our ability to fulfill our business objectives or execute our corporate strategy and the development of plans to mitigate their effects. Management is responsible for the day-to-day management of risks to the Company. The Board of Directors has broad oversight responsibility for our risk management programs. The Board’s Committees assist the Board in fulfilling its oversight responsibilities with respect to risks within each Committee’s respective area of responsibilities, as further discussed below.
Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its Committees. The Board works with management to set the short-term and long-term strategic objectives of the Company and to monitor progress on those objectives. In developing and monitoring the Company’s strategy, the Board, along with management, considers the risks and opportunities that impact the long-term sustainability of the Company’s business model and whether the strategy is consistent with the Company’s risk profile. The Board regularly reviews the Company’s progress with respect to its strategic goals, the risks that could impact the long-term sustainability of our business and the related opportunities that could enhance the Company’s long-term value creation.
The Board implements its risk oversight responsibilities by having management provide periodic briefings on the Company's risk management program. Presentations and other information provided by management to the

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Board and Committees generally identify and discuss relevant risks that the Company faces and how management is seeking to manage those risks if and when appropriate; and the Board and Committees assess and oversee risks in their review of the related business, financial, and other activity of the company. For example, the Board, among other things:
•reviews management's capital spending plans and operational progress against those plans, approves our capital budget and requires that management present for Board review significant departures from those plans;
•reviews management of our commodity price risk with executive management;
•monitors our liquidity profile and compliance with the financial covenants contained in our borrowing arrangements;
•has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions;
•monitors our reserves estimates process and identification of resources;
•oversees our regulatory, ethics and other compliance efforts and permitting processes; and
•monitors our involvement in the legislative process.
The Audit Committee is responsible for overseeing our accounting and financial reporting processes and risks related to internal controls over financial reporting, the integrity of our financial statements and other financial risks, as well as our overall risk management program, including with respect to information technology systems, data privacy and security; business continuity; ethical conduct, legal risks and operational risks. Our General Counsel who serves as chief compliance officer, the head of our internal audit department and our independent auditor, among others, report regularly to the Audit Committee on those subjects.
The Compensation Committee is responsible for overseeing risks related to the Company’s executive compensation program, as well as its broader employment and compensation policies, including administering corporate incentive programs and providing oversight and guidance to management on our human capital management efforts designed to support our workforce diversity, equity and inclusion goals and ensuring that the Company's pay practices do not encourage unintended, excessive or otherwise inappropriate risk taking.
The Nominating and Governance Committee is responsible for overseeing our overall corporate governance program, including Board structure, composition and effectiveness, as well as Board and executive succession planning. The Nominating and Governance Committee is also responsible for overseeing the management of ESG-related risks and the development and implementation of our overall ESG strategy, stakeholder engagement and sustainability reporting.
We believe that our Board leadership structure supports its risk oversight function. Among other things, there is open and regular communication between management and our Board members, which provides meaningful insight to enable informed oversight of management's processes for identifying and managing significant risks and their impact on the Company's business.
Like other companies in our industry, we have been - and continue to actively assess - the impact of the COVID-19 pandemic, combined with the recent significant disruptions in the oil markets, on our business. Our Board has been actively engaged with management in monitoring the effects of the COVID-19 pandemic, and management is in regular communication with the Board about the assessment and management of the significant risks to the Company and impact on our business.
Hedging and Pledging
We consider it improper and inappropriate for our employees and directors, to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent

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violations of the insider trading laws. Accordingly, we subject trading in Berry securities to the following additional restrictions, to the extent applicable.
Short Sales. Employees and directors may not engage in short sales of our securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery).
Publicly Traded Options. Employees and directors may not engage in transactions in publicly traded options for our securities, such as puts, calls and other derivative securities, on an exchange or in any other organized market.
Standing Orders. We warn our employees and directors to use standing orders only for a very brief period of time and to place them with a broker to sell or purchase stock at a specified price that leaves no control over the timing of the transaction.
Margin Accounts and Pledges. Employees and directors may not hold Berry stock in a margin account or pledge Berry stock as collateral for a loan.
Hedging Transactions. Employees and directors may not engage in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which involve the establishment of a short position in our securities and limit or eliminate their ability to profit from an increase in the value of our securities or suffer from a decrease in such value.
Succession Planning
In 2019, we adopted emergency succession procedures in the event of our Chief Executive Officer's death, disability, termination for cause, resignation and other situations in which it is impracticable for the Chief Executive Officer to continue effectively in that role. The Nominating and Governance Committee is responsible for reviewing the succession plans developed by management relating to the Chief Executive Officer and other executive officers, and consult with the CEO on senior management succession planning

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EXECUTIVE OFFICERS
Biographical information about our current executive officers is presented below.

Name	Age	Position

A. "Trem" Smith	66	Board Chair, Chief Executive Officer and President
Cary Baetz	57	Executive Vice President, Chief Financial Officer and Director
Fernando Araujo	54	Executive Vice President and Chief Operating Officer
Danielle Hunter	39	Executive Vice President, General Counsel and Corporate Secretary
Kurt Neher	61	Executive Vice President, Business Development
A. "Trem" Smith has served as Chief Executive Officer, President and a director since March 2017 and as Board Chair since February 2019. Prior to being named Chief Executive Officer, Mr. Smith began an informal consulting relationship with Berry in May 2016, followed by a formal consulting relationship in October 2016, then served as interim Chief Executive Officer until his formal appointment in March 2017. Mr. Smith has over 36 years of experience in the oil and gas industry. In January 2014, Mr. Smith founded TS&J Consulting, where he served until joining Berry, which focused on providing consulting services to distressed companies and assets in the United States and United Kingdom. From January 2007 until January 2014, Mr. Smith was President and Chief Executive Officer at Hillwood International Energy, L.P. and HKN Energy Ltd., which focused on discoveries and production in the United States and northern Iraq. Mr. Smith spent 25 years of his career at Chevron Corporation (NYSE: CVX), from 1981 until 2006, where he served in a number of leadership positions with increasing responsibilities in Russia, Thailand and multiple locations in the United States, including La Habra and San Francisco, California. While at Chevron, Mr. Smith was exposed to all phases of the business, including production, operations, exploration, business development, mergers and acquisitions, finance and technology. Mr. Smith graduated magna cum laude from Amherst College with a major in Geology and minor in Russian and received a Master’s degree and PhD in Geology from Pennsylvania State University.
Cary Baetz has served as Executive Vice President, Chief Financial Officer and a director since June 2017. Mr. Baetz previously served as Chief Financial Officer at Seventy Seven Energy Inc., a domestic oilfield services company, from June 2012 to April 2017. In 2016, Seventy Seven filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and successfully completed a prepackaged restructuring and recapitalization. From November 2010 to December 2011, Mr. Baetz served as Senior Vice President and Chief Financial Officer of Atrium Companies, Inc., a manufacturing company of windows and doors, and from August 2008 to September 2010, served as Chief Financial Officer of Boots & Coots International Well Control, Inc. From 2005 to 2008, Mr. Baetz served as Vice President of Finance, Treasurer and Assistant Secretary of Chaparral Steel Company, producer of structural steel beams. Prior to joining Chaparral, he had been employed since 1996 with Chaparral’s parent company, Texas Industries Inc. From 2002 to 2005, he served as Director of Corporate Finance of Texas Industries Inc. Mr. Baetz has led the sale of three public companies; has successfully completed two public spin-offs; and raised almost $5 billion in capital. Mr. Baetz holds a Bachelor of Science degree in Finance and Accounting from Oklahoma State University and a Master of Business Administration degree from the University of Arkansas.

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Fernando Araujo has served as Executive Vice President and Chief Operating Officer since September 2020. Mr. Araujo has 30 years of experience in the oil and gas industry. Since August 2018 he has served as Director for Western Hemisphere Assets for Schlumberger Production Management, where he has been responsible for the operational and financial performance of producing assets in Argentina, Ecuador, Colombia, Mexico, USA, and Canada with 260,000 BOE per day of production. From August 2000 to August 2018, Mr. Araujo worked for Apache Corporation in roles of increasing responsibility. In his last assignment with Apache, he served as the General Manager and Managing Director for Apache’s operating company in Egypt, Khalda Petroleum Co., the biggest oil producer in the country. From 2013 to 2017, Mr. Araujo worked with Apache in Calgary, last serving as Apache’s President and General Manager in Canada, focusing on the development of unconventional and EOR fields in the Western Canadian Basin. Mr. Araujo started his professional career with Shell Western Exploration and Production in Bakersfield, California in 1991 as a production engineer, and then gained international experience with Repsol S.A. leading teams, acquisitions and implementation of new technologies for assets in Egypt. Mr. Araujo graduated from Pomona College with a Bachelor of Arts degree in Biology, then from California State Polytechnic University with a Bachelor of Science degree in Mechanical Engineering, and then from California State University, Bakersfield with a Master of Business Administration.
Danielle Hunter has served as Executive Vice President, General Counsel and Corporate Secretary since January 2020. Prior to joining us, Ms. Hunter most recently served as Executive Vice President, General Counsel, Corporate Secretary and Chief Risk and Compliance Officer at C&J Energy Services, Inc., a well construction, completions, and services company, where she provided strategic counsel on a broad range of legal, business and operational matters for the company and its board of directors, including an IPO, multiple acquisitions, two transformative public company mergers, and a successful Chapter 11 restructuring. She served at C&J from June 2011 through November 2019. She began her career at Vinson and Elkins in Houston in 2007 after graduating Magna Cum Laude from Tulane University Law School in 2006.
Kurt Neher has served our Executive Vice President of Business Development from May 2017 through March 2021, when he was appointed Executive Vice President of Corporate Development and Geoscience. Mr. Neher has over 35 years of diverse technical and commercial experience in the international and United States oil and gas exploration and production business with Shell, Occidental Petroleum Corporation (“Oxy”), and California Resources Corporation (“CRC”). Between December 2014 and May 2017, Mr. Neher held the position of Vice President of Business Development at CRC, in which he led the company’s Business Development effort. Prior to joining CRC, Mr. Neher led Oxy’s California-focused exploration team and production geoscience effort from January 2008 to November 2014. From 1994 to 2008, he worked in various roles at Oxy, including as Chief Geologist, Worldwide Exploration Manager and Exploration Vice President, Ecuador. From 1990 to 1994, Mr. Neher held a number of different positions with Shell’s deepwater Gulf of Mexico group in New Orleans. Mr. Neher began his career in 1986 with Shell International in Houston. Mr. Neher has a Masters in Geology from the University of South Carolina and a Bachelors in Geology from Carleton College.
There are no family relationships between any of our directors and our executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer. Please see “Security Ownership of Certain Beneficial Owners and Management” for information regarding each director nominee's holdings of equity securities of the Company.

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SOCIAL RESPONSIBILITY AND ESG

Environmental Stewardship	Social Responsibility	Corporate Governance
Our Approach
We intend to be a solution provider for the energy transition and offer a bridge to the shared future envisioned by the communities in which we live and work by endeavoring to provide affordable energy in a more sustainable manner while supporting economic growth, social equity and a clean environment. We believe that replacing imported oil with domestically produced oil will help lower the overall environmental and social costs of using hydrocarbon fuels while maintaining the benefits provided by reliable, abundant, inexpensive energy.
Environmental, Health & Safety (EH&S) considerations are an integral part of our day-to-day operations. We also believe that promoting a safe and healthy workplace, striving to operate without doing harm to the environment, and being a responsible corporate citizen will contribute to continued and improved business success through enhanced job productivity, lower costs, improved work quality and greater employee satisfaction. We monitor our EH&S performance through various measures, holding our employees and contractors to high standards. Meeting corporate EH&S metrics, including with respect to health and safety incidents and spill prevention, is a part of our incentive programs for all employees.
Important environmental, social and governance (ESG) matters are managed within a governance structure that balances broad engagement across our organization while also providing a clear line of accountability, one of our core values. ESG is integrated into our overall corporate strategy and risk management activities, and we have formalized oversight of ESG matter at the Board level: as we manage the strategic and operational issues critical to long-term value creation, we actively monitor the significant opportunities and risks associated with ESG-related issues. The Board's Nominating and Governance Committee has oversight responsibility with respect to ESG matters, which are the direct responsibility of our executive team, with day-to-day management led by our ESG Steering Committee and, through their direction and monitoring, carried out by our individual employees who are empowered to do the right thing. In 2020, we formalized the internal cross-functional ESG Steering Committee responsible for supporting the development and implementation of our overall ESG strategy, including policies and operational controls of environmental, health and safety, and social risks and opportunities, and providing reports to our Nominating and Governance Committee. The ESG Steering Committee is comprised of our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and General Counsel, together with representatives from our Corporate Affairs, EH&S, Human Resources and Investor Relations teams.
One of the responsibilities of the ESG Steering Committee is developing our ESG reporting, and we are formalizing how we engage with our stakeholders on these important issues. Although we are still in the early stages of our engagement and reporting initiative, our Board and entire leadership team is committed to ensuring our continued and timely progress. One of the responsibilities of the ESG Steering Committee is to develop our ESG reporting program. We began to assess our operations and collect pertinent data in 2020, and in 2021 we continued to improve on our data collection, management and reporting processes and also established baseline data for greenhouse gas (GHG) emissions, water use and other key metrics. In 2020, we began to report about ESG matters on our website and our 2020 Annual Report (published in 2021) included a special section with expanded ESG-related discussion. In 2021, we published to our website our first standalone sustainability report, which we update periodically. As we continue to enhance and implement our ESG strategy and reporting, we invite open stakeholder feedback on our approach, goals and initiatives.

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Environmental Stewardship
As part of our commitment to responsible environmental stewardship, we aim for 100% compliance with all legal requirements relating to our operations, including standards relating to air, water and greenhouse gas emissions. Our environmental strategies include:
•Increase use of renewables for field operation energy supply.
•Reduce carbon intensity in operations.
•Reduce high-impact fugitive emissions from idle and orphan wells.
•Become a water provider for community and agriculture while minimizing water use in operations.
•Continuously evaluate and address Berry’s climate-related risks and opportunities.
GHG Emissions Reduction
We work to reduce GHG emissions from our operations as part of our commitment to improve the sustainability of energy generation and work towards a net-zero economy. We have assessed our sources and volumes of GHG emissions and are actively pursuing reduction opportunities. Key initiatives in process include:
•Maintaining robust emissions tracking and reporting systems in place to ensure compliance with the federal Clean Air Act and California Global Warming Solutions Act, among other federal and state laws designed to reduce GHG emissions.
•Maintaining rigorous system to proactively manage methane leakage in our operations through regular testing and other preventative and detection strategies.
•Using cogeneration power plants for steam generation which reuses heat and lowers GHG emissions.
•Participated with California Air Resources Board (CARB) in a pilot project to demonstrate how remote sensing can be used to detect methane leaks. We were the first participant to remediate identified leaks.
•Exploring opportunities for carbon capture and sequestration in existing assets as well as potential joint ventures with operating partners.
•Planning to deploy solar power generation for on-site use in some of our key oilfield operations where efficiencies can be realized; we anticipate breaking ground in 2022 for a solar array at our Hill property field.
As further discussed below, in 2021 we also acquired C&J Well Services, gaining the capability to significantly reduce methane emissions from idle wells.
Idle Well Management
For each new well that we drill or acquire, we account for estimated future costs of abandonment and decommissioning of both the well and associated facilities. These costs, known as Asset Retirement Obligations or “ARO”, are publicly disclosed in our financial statements filed with the Securities and Exchange Commission. To meet California's additional idle well management regulations, we maintain plans for the management of all idle wells. In addition, as a responsive and responsible energy partner, over the last two years we consistently completed more plugging and abandonment activities than required by state idle well management regulations, and we currently plan to do the same in 2022. We spent $19 million and decommissioned 270 wells in 2021, which was beyond the regulatory requirement, in part to accommodate operational needs but largely because we recognize that

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there are multiple economic, policy, and public health and safety reasons to reduce the number of wells that simply will not return to service. In some instances, we were abandoning wells earlier than required.
Additionally, in the fourth quarter of 2021, we acquired C&J Well Services, a profitable new business line, to provide standard well services to the industry in California and to accelerate the reduction of fugitive emissions by plugging and abandoning idle wells across California for ourselves and other operators, as well as the State of California. We believe that C&J Well Services is uniquely positioned to capture both state and federal funds to help remediate orphan wells (an idle well that has been abandoned by the operator and as a result becomes a burden of the state is referred to as an orphan well). According to third-party sources, it is estimated that there are approximately 35,000 idle wells in California.
Water Conservation
We recognize that water is a valuable resource and we are sensitive to the growing pressures on water needs in the specific communities in which we operate. As part of our operations, we reuse the majority of water that we produce in our operations. We re-inject produced water that is not re-used or recycled into reservoirs of water that is generally unsuitable for other uses using regulated wells. We actively consider opportunities to more efficiently use and re-use water and participate in local groundwater management organizations. We are currently developing water treatment projects to provide valuable water resources for agriculture and other beneficial uses.
Social Responsibility
We are committed to the well-being of our employees. We proactively work to make sure all employees are fully engaged and empowered to achieve their potential and we are committed to attracting, developing and retaining a highly qualified, diverse and value-focused work force. Our engagement approach centers on transparency and accountability and we use a variety of channels to facilitate open, direct and honest communication, including open forums with executives through periodic town hall meetings and continuous opportunities for discussion and feedback between employees and managers, including performance conversations and reviews.
We are also committed to the communities where we operate. We also strive to empower people in our communities to improve their lives and meet their full potential. This effort includes supporting many exemplary community, education and industry-related causes through engagement, direct funding and in-kind donations, as well as through employee participation and volunteering. Reflective of our culture of responsibility, this is done in the spirit of our commitment to be a responsible corporate citizen.
Diversity, Inclusion and Workplace Culture
We are committed to attracting, developing and retaining a highly qualified, diverse and dedicated work force. We promote a workplace culture of inclusiveness, dignity and respect for all employees as well as a safe, appropriate, and productive work environment. Accordingly, we prohibit unlawful harassment and discrimination at our work facilities, as well as off-site, including business trips, business functions, and company-sponsored events. These requirements also apply to employees during non-working hours if such actions adversely affect other employees. In particular, our Code of Conduct prohibits any form of degrading, offensive, or intimidating conduct based on a person’s race, color, ethnicity, national origin, ancestry, citizenship status, sex, gender identity and/or expression, sexual orientation, mental disability, physical disability, medical condition, neuro(a)typicality, physical appearance, genetic information, age, parental status or pregnancy, marital status, religion, creed, political affiliation, military or veteran status socioeconomic status or background, and any other characteristic protected by law.

Berry is similarly dedicated to this policy with respect to recruitment, hiring, placement, promotion, transfer, training, compensation, benefits, employee activities and general treatment during employment. The Compensation Committee has oversight responsibilities for the Company’s human capital management policies, processes and practices related to workforce diversity, wage and opportunity, equity, and inclusion. This includes reviewing the Company’s employment policies, processes and practices, as well as compensation and incentive structure, related

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to employee recruitment, retention and development, as well as succession planning, with a focus on the Company’s commitment to diversity, fairness and equality, and inclusion.

As a result of our efforts, we have attracted and retained a highly talented and diverse team. Currently, membership of our Board is approximately 33% women (50% of our independent directors), of our executive team is approximately 17% women, and of our senior leadership team is 31% women. Women represent approximately 18% of the workforce in our development and production business, and approximately 6% of the workforce of C&J Well Services. Additionally, approximately 17% of our Board is ethnically / racially diverse as well as approximately 17% of our executive team, 31% of our senior leadership team, approximately 30% of our development and production business workforce, and approximately 68% of the C&J Well Services workforce.
At Berry, we believe that fair and equitable pay is an essential element of any successful organization and we offer comprehensive and competitive benefits to attract, motivate and retain exceptional talent. In addition, we assist our employees in meeting their career goals through a range of development tools, resources and opportunities.
Safety
We promote a safety first culture. We remind everyone to remain vigilant and report injuries so we can avoid them in the future. We make health and safety considerations an integral part of our day-to-day operations and incorporate them into the decision-making process for our Board, management and all employees. Meeting meaningful EH&S organizational metrics, including with respect to health and safety and spill prevention, is a part of our incentive programs for our entire workforce.
We have had no fatalities among our employees or contractors since we began operating under new management in 2017. Moreover, our OSHA “total recordable incident rate,” or “TRIR,” which is a measure of the number of recordable occupational injuries or illnesses per 200,000 work hours (i.e. per 100 full-time workers per year) has been falling since that time. In 2021, we achieved a TRIR of 0.0, which we believe is a company record low and below the U.S. oil industry average based on available data.
We also conduct pre-contract review of our contractor training records and health and safety programs and take various precautions including registration and training before contractors enter our worksites and periodic audits of compliance with our plans, programs and procedures.
Community Outreach
We seek to drive sustainable benefits in the communities where we operate through engagement, community service and charitable contributions. We seek to focus our volunteer efforts and contributions to organizations and projects aligned with community focus areas and local needs. In addition, we participate in various recruitment outreach programs, including local university job fairs, career expos and internship opportunities, as well as middle school and high school educational sessions and career days. A full list of organizations Berry supports is available online at https://bry.com/about/community.
We also have programs in place designed to empower our employees to volunteer and invest in our communities, including (1) a Charitable Contribution Policy enabling employees to (a) submit donation and sponsorship opportunities to the company for consideration, and (b) apply for donation matching, up to a certain amount, for qualified organizations and (2) a Company-sponsored volunteering program that provides employees with “paid time off” benefits to volunteer with organizations and participate in civic activities. Designed to support Diversity & Inclusion in the workplace, these program empowers employees to safely invest their time in accordance with their unique interests, beliefs, and priorities.

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Political Advocacy and Public Policy
We are committed to partnering with the state of California to bring affordable energy to Californians in an environmentally sensitive and responsible manner. We build relationships with legislators, regulators and other policymakers by communicating and demonstrating our commitment to state goals and policies in the simultaneous pursuit of our corporate goals.
New and existing legislation and regulation can significantly impact the success of our business (please see "Regulatory Matters" and "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for additional information about the laws and regulations impacting our business). We have and will continue to proactively engage with the California executive and legislative branches and with regulatory agencies in order to realize the full potential of our resources in a timely fashion and in a manner that safeguards people and the environment and complies with existing laws and regulations. In addition to directly conversing with legislators, regulators, and others in government, we engage in the legislative and rule-making process both directly through lobbying and supporting candidates and political organizations that advance our corporate interests and indirectly through trade organizations.
We support candidates and political organizations that share and advance our corporate interests. We do all of this ethically and in compliance with all federal, state and local laws, which we achieve through adherence to our policy on political engagement. In California, the Political Reform Act requires disclosure of campaign contributions regarding state and local candidates and expenditures made in connection with lobbying the State Legislature and attempting to influence administrative decisions of state government. Berry reports state and local political contributions and lobbying-related expenses as required by the Political Reform Act and Fair Political Practices Commission regulations. These reports are available on the California Secretary of State’s website: https://cal-access.sos.ca.gov/.

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STOCKHOLDER ENGAGEMENT & COMMUNICATION WITH THE BOARD
Our relationship and ongoing dialogue with YOU, our stockholders, is an important part of our Board’s and our executive team’s corporate governance commitment. Building trust with stockholders is important to us and is significantly aided by understanding stockholder viewpoints, priorities and motivations. This understanding and trust is key as we seek to optimize long-term benefits for the Company while reconciling sometimes disparate wants and needs of stakeholders (investors, employees, customers, suppliers, etc.).
The Board welcomes communications from our stockholders and other interested parties. We actively seek input from our stockholders because we value the contribution stockholder engagement gives to overall business success. Our executives meet with stockholders regularly and discuss a variety of matters, including common investor interests, ESG matters and emerging issues. In 2021, we held discussions with stockholders representing over 68% of our outstanding stock in person or through telephone calls. We provide our Board with reports on the key themes and results of these discussions.
As part of our commitment to accountability and communication, in 2020, we established a dedicated and direct communication channel to the Company’s executive team and Board. The Board recommends that stockholders initiate communications with the Board (including the Board Chair, Lead Independent Director, the chair of any committee, the independent directors as a group and/or any Board member) by writing to our Corporate Secretary. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Corporate Secretary to review correspondence directed to the Board (including the Chair and any Board committee) and, at the Corporate Secretary’s discretion, to forward those items deemed appropriate for the Board’s consideration as soon as reasonably practicable following receipt. Stockholders and other interested parties may communicate with our executive team or the Board (including the Board Chair, Lead Independent Director, the chair of any committee, the independent directors as a group and/or any Board member) by emailing StakeholderEngagement@bry.com or writing to the following address: Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.
Copies of our committee charters, Code of Conduct and Corporate Governance Guidelines are available without charge to any person who requests them. Requests should be directed to StakeholderEngagement@bry.com or Berry Corporation, Attn: Corporate Secretary, 16000 N. Dallas Pkwy., Suite 500, Dallas, Texas 75248.

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PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm (also referred to as the "independent auditor") retained to audit our financial statements.

The Audit Committee has appointed and retained KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Board is submitting the selection of KPMG as independent auditor for ratification during the Annual Meeting. The Board and the Audit Committee believe the submission provides an opportunity for stockholders to communicate with the Board and the Audit Committee through their vote about an important aspect of corporate governance. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the selection of that firm as our independent auditor

Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the appointment of KPMG as our independent registered public accounting firm. If the selection of KPMG is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of KPMG is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
KPMG has been our independent registered public accounting firm since February 2017. KPMG was also our predecessor company’s independent registered public accounting firm. The Audit Committee considers KPMG to be well-qualified and recommends that the stockholders vote for ratification of this appointment.
A representative of KPMG is expected to be present during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions from stockholders.
Voting Information and Related Matters
You may vote for, against, or abstain from voting on this Proposal 2. Approval requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter; a vote to ABSTAIN will have no effect on the outcome of this proposal.
If you are a stockholder of record and you submit your proxy card (whether by mail, online or phone), the appointed proxies will vote your shares in accordance with your instructions. If you do not indicate how the proxies should vote, the proxies will vote your shares for this proposal.
If you hold shares through a broker, bank or other nominee, the nominee will have discretionary authority to vote on this proposal, and a vote to ABSTAIN will have no effect on the outcome of this proposal.
Recommendation of the Board
The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

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OTHER AUDIT COMMITTEE MATTERS
The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of our independent auditor (also referred to as our "independent registered public accounting firm"); this includes reviewing the independence and quality control procedures of the independent auditor, and reviewing and evaluating the lead partner of the independent auditor. As stated above, KPMG has served as our independent auditor since February 2017, and was also the independent auditor for our predecessor). The Audit Committee has approved KPMG to serve as independent auditor for the fiscal year ending December 31, 2022.
Audit and Other Fees
The table below sets forth the aggregate fees billed by KPMG, our independent registered public accounting firm, with respect to the last two fiscal years; the Audit Committee pre-approved all of the services provided by the independent auditor.

	2021	2020

Audit Fees(1)	$1,142,000	$979,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(3)	—	—
Total Fees	$1,142,000	$979,000
________________
(1)    Audit Fees include fees necessary to perform the annual audit and quarterly reviews of our consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, consents, other attestation services, and assistance with, and review of, documents filed with the SEC. These fees also include accounting consultations performed in conjunction with these audits.
(2)    No Audit-Related Fees were incurred in 2021 or 2020.
(3)    No Tax Fees or Other Fees were incurred in 2021 or 2020.
The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all audit and non-audit services performed by the independent auditor. Although no non-audit services have been performed to date, if any were proposed to be provided, the Audit Committee would consider, among other factors, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee chair has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee for ratification at a subsequent meeting. The duties of the Audit Committee with respect to the independent registered public account firm are further described in the “Audit Committee Charter”, which is described in this Proxy Statement and a copy of which is posted on our website.
Report of the Audit Committee
The Audit Committee is appointed by the Board of the Company to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm; (3) the effectiveness and performance of the Company’s internal audit function; and (4) other matters as set forth in the charter of the Audit Committee, which was approved by the Board.
Management is responsible for the preparation of the Company’s financial statements and its financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s financial

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statements and expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2021. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and communications from the independent registered public accounting firm regarding, and discussed with the independent registered public accounting firm, the matters required to be discussed by applicable standards adopted by the PCAOB, including matters concerning the independence of the independent registered public accounting firm. The Audit Committee has reviewed and discussed KPMG’s independence with KPMG, .
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors*,

Renée Hornbaker, Chair Anne Mariucci, Member Don Paul, Member
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.
*Mr. Shourie, a current member of the Audit Committee, was appointed to the Board (and Audit Committee) in March 2022. Accordingly, he was not serving on the Board at the time the Audit Committee took the actions described in this Report and so he has not executed this Report.

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EXECUTIVE COMPENSATION
We are currently considered an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules. As such, we are subject to reduced compensation disclosure requirements and we are required to provide only the "Summary Compensation Table" and the "Outstanding Equity Awards at Fiscal Year End Table," together with limited narrative disclosures regarding executive compensation for our last completed fiscal year. Additionally, our reporting obligations extend only to our principal executive officer plus our two other most highly compensated officers who served as executive officers during the last completed fiscal year (such persons referred to herein as "Named Executive Officers" or "NEOs"). As a matter of good governance and in furtherance of our commitment to transparency and proactive stockholder engagement, we have included more robust disclosures than required and we invite our stockholders to communicate with us about our executive compensation objectives, principles, policies, and practices.

For purposes of this Proxy Statement, our Named Executive Officers are:

Name	Principal Position & Title

A. Trem Smith	Chief Executive Officer and President (Board Chair)
Cary Baetz	Executive Vice President and Chief Financial Officer (Board Member)
Fernando Araujo	Executive Vice President and Chief Operating Officer
Overview of Executive Compensation
Our compensation program is designed to closely align the interests of our employees, including our executives, with the long-term interests of our stockholders, while also providing the competitive compensation necessary to attract and retain critical talent. Our executive compensation program is overseen by our Compensation Committee, which is comprised solely of independent directors who meet the heightened SEC standards applicable to compensation committees, with input from our executive team and an independent compensation consultant. Among other matters, the Compensation Committee is responsible for setting compensation and making compensation-related decisions for our executive officers and evaluating their performance for compensatory purposes. The Committee also oversees the Company's incentive compensation programs applicable to all employees. The table below summarizes the components of our compensation program, and how those have been structured to incentivize our executives to take actions that are aligned with our short- and long-term strategic objectives, appropriately balance risk versus potential rewards, and drive long-term value creation for stockholders:

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Component	Purpose & Design	Certain Practices

Salary: Cash	•Attract and retain talent •Only fixed component - provides a base level of competitive compensation when all other elements are variable and at-risk	•Salaries target market median at time of hire •No increases have been implemented for our executives since their appointment

Short-Term Incentives (“STI”): Annual Cash Award
•Support strategic results, incentivize performance under the annual plan and foster a pay-for-performance culture
•Performance criteria and design established annually
•100% is at-risk and performance-based
•No guaranteed payout

•Target payout opportunities for our executives have remained flat since their appointment
•Payout fully based on the Compensation Committee's determination of achievement under the established organizational and individual performance goals
*2021 STI payout for executives earned at 120% of target on average

Long-Term Incentives (“LTI”): Stock-Based Award
•Ensure strong alignment with stockholder interests and incentivize long-term value creation
•At risk, mix of performance- and time-based vesting criteria, with realizable compensation ultimately based on stock price
•Performance criteria and design established annually
*60% performance-based, with performance criteria and design established annually
*40% time-based

•Given depressed stock price levels, 2021 LTI grant date values were decreased by 31% on average compared to 2020
•In 2021, introduced “Cash Return on Invested Capital” (“CROIC”) as a returns based financial metric for 50% of the PSUs, and maintained Total Shareholder Return matrix (using both Relative and Absolute TSR) for other 50%

We believe that the higher an individual’s position is within the Company, the greater the percentage of their compensation that should be at-risk and performance-based to ensure the highest level of accountability to stockholders. This translates to an executive compensation program that strongly links the pay realized by our executives to the performance of the Company and the returns delivered to our stockholders.

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2021 TARGET TOTAL DIRECT COMPENSATION:
MAJORITY AT-RISK AND PERFORMANCE-BASED

TARGET PAY MIX OF CEO
14%
16%
46%
24%
Salary
STI-Performance Based
LTI-Performance Based
LTI-Time Based

At-Risk: 86%	At-Risk: 81%
Performance-Based: 62%	Performance-Based: 61%

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Our executive compensation program reflects prevailing governance standards and features many best practices intended to strongly align compensation with stockholder interests, support short- and long-term objectives, and drive long-term value creation. The following is a summary of some of our executive compensation practices and policies:

✓ What We Do
✓100% of STI cash awards are at-risk and performance-based
✓60% of executive LTIP equity awards are performance-based, and 100% are at-risk (realizable compensation based ultimately on stock price)
✓Incentive mix is balanced between short-term and long-term components to avoid creating excessive or inappropriate risks for the Company
✓Meaningful stock ownership guidelines and holding requirements for executive officers
✓Clawback policy provides for the forfeiture, recovery or reimbursement of incentive-based cash and equity awards in certain situations
✓All employment agreements contain “double trigger” change of control severance provisions
✓Independent compensation consultant advises the Compensation Committee
✓Pay policies and practices designed to ensure performance-driven pay that is competitive, fair, and equitable internally and externally.

U What We Don't Do
U No uncapped incentives
U No guaranteed bonuses (STIP has minimum performance requirements to receive any payout)
U No special or multi-year guaranteed equity grants
U No extraordinary perquisites or non-qualified retirement benefits
U No hedging or pledging of Company stock.
U No perquisites or other compensatory arrangements for former executives
U No excessive change in control severance payments or tax gross-ups
U No backdating, repricing, buyout, voluntary surrender, replacing or exchange of underwater stock options / stock appreciation rights without prior stockholder approval
U Sound change in control definition means no risk of payment outside of an actual change in control occurring

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Summary Compensation Table
The following table summarizes the compensation earned by our Named Executive Officers for services rendered for the fiscal year ended December 31, 2021 and, where required, for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

A. Trem Smith Board Chair, Chief Executive Officer and President	2021	$650,000	$3,397,949	$793,000	$153,620	$4,994,569
	2020	$650,000	$7,966,146	$854,750	$120,891	$9,591,787

Cary Baetz Executive Vice President and Chief Financial Officer	2021	$500,000	$1,640,390	$610,000	$22,146	$2,772,536
	2020	$500,000	$3,793,408	$657,500	$36,174	$4,987,082

Fernando Araujo Executive Vice President and Chief Operating Officer	2021	$480,000	$1,523,215	$561,600	$10,200	$2,575,015
________________
(1)    Amounts reported reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 (“ASC 718”), but excluding the effect of estimated forfeitures, of the awards of restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted to each NEO. The number of RSUs and PSUs granted to each NEO was determined by dividing the grant date value established by the Compensation Committee by the market closing price of a share of the Company's common stock on the grant dates (for Mr. Smith and Mr. Baetz, which was $4.63 and $6.37 on each of February 19, 2021 and March 1, 2020, respectively; and for Mr. Araujo, which was $4.63 on February 19, 2021). For additional information, please see Note 6 of our Annual Report on Form 10-K for each of the years ended December 31, 2021 and 2020, as well as “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan” in this Proxy Statement.
(2)    Amounts reported reflect the cash bonus awards earned based on performance under the Short-Term Incentive Plan for the particular performance year. See “—Narrative Disclosure to Summary Compensation Table—Short-Term Incentive Plan” for additional information.
(3)    Amounts reported reflect (a) Company matching contributions to the Named Executive Officers’ 401(k) plan accounts (offered to all employees) and (b) California tax reimbursements provided to Mr. Smith and Mr. Baetz, as detailed below:

Named Executive Officer	Year	Company 401(k) Plan Contributions ($)	California Tax Reimbursements ($)	Other ($)	Total ($)

A. Trem Smith	2021	$9,750	$143,870	$—	$153,620
	2020	$15,000	$105,891	$—	$120,891

Cary Baetz	2021	$9,900	$12,246	$—	$22,146
	2020	$12,692	$23,482	$—	$36,174

Fernando Araujo	2021	$10,200	$—	$—	$10,200

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Narrative Disclosure to Summary Compensation Table
The Compensation Committee engaged Meridian Compensation Partners, LLC ("Meridian") as its independent compensation consultant to advise the Committee in reviewing our executive compensation program and setting 2021 executive compensation, as well as the design of our short-term and long-term incentive programs. Meridian was also engaged to advise the Compensation Committee with respect to such matters for 2022, as discussed in "—Additional Narrative Disclosure—2022 Compensation Decisions." Additionally, Meridian advised the Committee with respect to our non-employee director compensation program, as discussed in "Director Compensation." Representatives of Meridian regularly communicate with our Compensation Committee Chair and participate in Compensation Committee meetings, including executive sessions without management.
Among other actions, Meridian assisted the Compensation Committee in reviewing and refreshing the compensation peer group, providing comparative market data and trends on compensation practices and programs based on an analysis of the updated peer group and other factors.
Base Salaries
On an annual basis, the Compensation Committee reviews the base salaries of our executives and considers, among other factors, whether the base salaries remain appropriately positioned relative to the compensation peer group and internally aligned. In February 2021, in consultation with Meridian, the Compensation Committee determined to not increase the base salaries of our executives for 2021. Salaries for our NEOs have remained flat since their date of hire.
Short-Term Incentive Plan (“STIP”)
Each of our executives is eligible to receive an annual cash bonus award, with the threshold, target and maximum payout opportunities for each executive established by the Compensation Committee each year. As discussed below, while the Employment Agreements in place with our executives do provide target and maximum payout opportunities for the annual cash bonus, the Compensation Committee contractually retains full authority to establish those values on an annual basis in its sole discretion (and, for the avoidance of doubt, may set those higher or lower than what is provided for in the Employment Agreements). The STIP design, including the performance measures and the weighting of those metrics, are determined by the Compensation Committee on an annual basis in connection with the Board's approval of our annual budget and plan. While the Compensation Committee has adopted a formula-driven approach for the STIP design generally, the Committee retains the right to exercise positive or negative discretion in determining the amount of aggregate or individual awards under the STIP, for example due to economic conditions at the time of the payout.
In March 2021, the Compensation Committee established the 2021 STIP applicable to our executives and reviewed with our executives the proposed 2021 STIP for our non-executive employees to ensure equity and alignment. The 2021 STIP is comprised of (i) “Organizational Performance Objectives”, the goals and metrics for which are quantitative with performance measured against the current year’s approved budget and plan and (ii) “Individual Performance Objectives”, the goals and metrics for which are strategic, typically qualitative and personal to the individual’s role and responsibility. As part this determination, the Committee established that each NEO was eligible to receive an annual cash bonus award with a target value equal to 100% of the executive's annual base salary and a maximum payout at up to 200% of that target value. The construct of the 2021 STIP for the NEOs is set forth below:

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	2021 STIP
	INDIVIDUAL	ORGANIZATIONAL
	Strategic	Financial	Operational	ESG

A. Trem Smith	25%	55%	10%	10%

Cary Baetz	25%	55%	10%	10%

Fernando Araujo	20%	50%	15%	15%

2021 STIP ORGANIZATIONAL PERFORMANCE OBJECTIVES: Financial, Operational and ESG Goals (Quantitative, Interpolation)(1)
MEASURE	UNIT	THRESHOLD	TARGET	MAXIMUM	ACTUAL	PERCENTAGE

Financial
Adjusted EBITDA(2)	MM$	132	176	264	207.8	136%
Adjusted Levered Free Cash Flow(3)	MM$	(25)	—	50	27.9	156%
Operational
Production	mbopd	27.2	28.1	29.1	27.4	63%
ESG
Total Recordable Incident Rate (TRIR)(4)	Ratio	1.00	0.65	0.50	0	200%
Spills Value Lost(5)	MM$	540	440	340	559.1	0

________________
(1) Calculated as follows:
•0% if achievement less than Threshold
•50% upon achievement of Threshold
•100% upon achievement of Target
•200% upon achievement of Maximum
For performance between “Threshold” and the “Target” and between “Target” and the “Maximum,” linear interpolation is used to determine the payout percentage. Particular metrics within each Organizational Performance Objective (that is, Financial, Operational or ESG) are weighted equally.

(2) Adjusted EBITDA, calculated same as publicly reported.

(3) Adjusted Levered Free Cash Flow = Adjusted EBITDA less capital expenditures, cash interest expense and dividends.

(4) TRIR calculated in alignment with OSHA methodology by multiplying the number of OSHA Recordable Cases by 200,000, then dividing by the number of Employee Labor Hours worked during the calendar year.

(5) Spills Value Lost calculated in alignment with API standards and industry practices, based on the direct costs resulting from environmental spills, including the cost of cleanup, material disposal, environmental remediation and emergency response; but excluding indirect consequential costs, such as lost business opportunity or business interruption, or cost of obtaining replacement products to meet customer demand.

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For our NEOs, the average payout was approximately 120% of the target opportunity value, with the Company's results under the Organizational Performance component yielding an average payout of 96% for the NEOs.

	2021	Weighted Average Performance Factors (% of target)
	Target Opportunity Value	Strategic	Financial	Operational	ESG	TOTAL	Actual Award
	($)	(%)	(%)	(%)	(%)	(% of target)	($)
A. Trem Smith	$650,000	25.0%	80.3%	6.3%	10.0%	122%	$793,000

Cary Baetz	$500,000	25.0%	80.3%	6.3%	10.0%	122%	$610,000

Fernando Araujo	$480,000	20.0%	73.0%	9.5%	15.0%	117%	$561,600

Long-Term Incentive Plan ("LTIP").
Each of our executives is eligible to receive an annual equity award, with the grant date value as well as the structure, type, performance design and other terms and conditions of such award to each executive established by the Compensation Committee each year. As discussed below, the Employment Agreements in place with our executives do provide target grant date values for such annual equity awards, subject to the Committee's full discretion; specifically, with respect to our NEOs, (i) for Mr. Smith, three times the sum of his annual base salary plus STIP award target value (which is 100% of annual base salary) and (ii) for Mr. Baetz and Mr. Araujo, three times the NEO's annual base salary. As noted, the Compensation Committee contractually retains full authority to establish the amount, type and terms of the annual equity awards for our executives, and, for the avoidance of doubt, may in its sole discretion award a higher or lower grant date value than what is provided for in the Employment Agreements.
Since our IPO, the annual LTI awards granted to our NEOs are comprised of stock settled awards: 40% of target grant date value in restricted time-based stock units ("RSUs") and 60% of target grant date value in performance-based stock units ("PSUs"). This mix reflects our appreciation for the retentive value of time-based awards, and belief that well-rounded long-term equity-based compensation should provide executives with a sufficient amount of time-based awards to avoid incentivizing excessive risk taking.
The details of the 2021 LTI awards, granted March 1, 2021, to our Named Executive Officers are summarized below:

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Restricted Stock Units (“RSUs”): The number of RSUs granted to each NEO was determined by dividing the allocated grant date value of such award (40% of the total grant date value), as established by the Compensation Committee, by the market price of a share of common stock at the close of the market on the grant date, which was $4.63. These RSUs are subject to a time-based vesting schedule, vesting in equal annual increments on the first, second and third anniversary of the grant date (also subject to continuous employment through each vesting date, with certain exceptions specified in the award agreements and described under “—Potential Payments Upon Termination or Change in Control”).
Performance Stock Units (“PSUs”): The number of PSUs granted to each NEO was determined by dividing the allocated grant date value of such award (60% of the total grant date value), as established by the Compensation Committee, by the market price of a share of common stock at the close of the market on the grant date, which was $4.63. The PSUs were split evenly between two performance metrics: CROIC and TSR (as each term is defined below), such that 50% of the PSUs performance vest based on achievement of CROIC metrics and 50% performance vest based on achievement of TSR metrics. The PSUs will cliff vest on the third anniversary of the grant date and payout in a number of shares determined based on the performance level attained during the performance period (subject to continuous employment through the vesting date, with certain exceptions specified in the award agreements and described under “—Potential Payments Upon Termination or Change in Control.”):
•TSR PSUs: Performance measures based on total stockholder return (“TSR”), defined as the capital gains per share of stock plus dividends paid assuming reinvestment, over the performance period of January 1, 2021 through December 31, 2023. Specifically, the performance criteria is based on both absolute TSR (“Absolute TSR”) and relative TSR (“Relative TSR”) ranking our TSR to the TSR of (a) the 38 E&P companies in the Vanguard World Fund - Vanguard Energy ETF index as of March 2, 2021, and (b) the S&P SmallCap 600 Value Index during the performance period. The table below shows the percentage of the PSUs earned with respect to the Absolute TSR and Relative TSR performance achieved.

		Absolute TSR
		<0%	≥0%	≥20%
Relative TSR	≥90th percentile	150%	200%	250%
	≥75th percentile	100%	150%	200%
	≥50th percentile	50%	100%	150%
	≥25th percentile	0%	25%	50%
	<25th percentile	0%	0%	25%
•CROIC PSUs: Performance measures based on the Company's average cash returned on invested capital ("CROIC") over the 2021, 2022 and 2023 fiscal years, as follows:

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Average CROIC FY 2021, 2022 and 2023	Percentage of Target PSUs that Vest (Performance Multiplier)(1)
<17.8%	—%
19.8%	50%
21.8%	100%
23.8%	150%
25.8%	200%
The number of shares that vest will be determined using straight line interpolation based on the actual average CROIC for the performance period.
Other Compensation Elements
We offer participation in a broad-based retirement plan intended to provide benefits under section 401(k) of the U.S. Internal Revenue Code pursuant to which our employees, including our Named Executive Officers, are permitted to contribute a portion of their eligible compensation to a tax-qualified retirement account. We also provide discretionary matching contributions under the 401(k) plan.
The 401(k) plan provided for a matching contribution of up to 6% of an employee’s eligible compensation until June 2020, at which time the Company temporarily suspended matching due to COVID-19. In January 2021, the Company reinstated the Plan's matching contributions to 100% of the first 3% of compensation deferred by the participant. In July 2021, the Company increased the Plan's matching contributions to 100% of the first 6% of eligible compensation contributed to the 401(k) plan. All matching contributions vest immediately.

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Outstanding Equity Awards at 2021 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2021:

Name	Grant Date	Outstanding Equity Awards as of December 31, 2021
		Number of Shares or Units of Stock that have Not Vested (#)(1)		Market Value of Shares or Units of Stock that have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

A. Trem Smith
RSUs	02/19/2021	250,540	(2)	$2,109,547
PSUs	02/19/2021				657,668	(4)	$5,537,565
RSUs	03/01/2020	175,824	(2)	$1,480,438
PSUs	03/01/2020				791,208	(3)	$6,661,971
RSUs	03/01/2019	43,922	(2)	$369,823
Cary Baetz
RSUs	02/19/2021	120,950	(2)	$1,018,399
PSUs	02/19/2021				317,496	(4)	$2,673,316
RSUs	03/01/2020	83,726	(2)	$704,973
PSUs	03/01/2020				376,766	(3)	$3,172,370
RSUs	03/01/2019	20,915	(2)	$176,104
Fernando Araujo
RSUs	02/19/2021	112,311	(2)	$945,659
PSUs	02/19/2021				294,816	(4)	$2,482,351
RSUs	09/15/2020	21,858	(2)	$184,044
PSUs	09/15/2020				98,360	(3)	$828,191
________________
(1)    Represents equity awards outstanding as of December 31, 2021. The market value reflects the amount calculated by multiplying the number of outstanding awards on December 31, 2021 by the closing price of a share of our common stock on such date, which was $8.42.
(2)    One-third of the RSUs vest on each of the first three anniversaries of the grant dates.
(3)    These PSUs will vest on March 1, 2023, subject to performance conditions based on a combination of Relative TSR and Absolute TSR over the performance period of March 1, 2020 through March 1, 2023. In accordance with the SEC rules, the number of shares presented reflects maximum payout, which is 200% of the PSUs granted, although the estimated payout as of December 31, 2021 was below this maximum level. Depending on the extend to which the performance vesting conditions are ultimately satisfied, as few as 0 or as many as 200% of the PSUs granted may be delivered in shares of common stock.
(4)    These PSUs will vest on February 19, 2024, with 50% of the PSUs subject to performance conditions based on a combination of Relative TSR and Absolute TSR and the other 50% based on average CROIC during the performance period of January 1, 2021 through December 31, 2023. In accordance with the SEC rules, the number of shares presented reflects (a) with respect to the TSR PSUs, maximum payout, which is 250% of the PSUs granted, although the estimated payout as of December 31, 2021 was below this maximum level, and (b) with respect to the CROIC PSUs, the actual number of PSUs granted at target, although the estimated payout as of December 31, 2021 was below this target level. Depending on the extent to which the applicable performance vesting conditions are ultimately satisfied, (a) as few

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as 0 or as many as 250% of TSR PSUs granted may be delivered in shares of common stock and (b) as few as 0 or as many as 200% of the CROIC PSUs granted may be delivered in shares of common stock. For additional information, including discussion of the performance vesting conditions, please see “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Plan—Performance Stock Units (PSUs)” in this Proxy Statement.

Due to improved stock price levels and performance under the established criteria for the PSUs, as of December 31, 2021, the equity awards held by our NEOs were, in the aggregate, worth approximately 173% of the grant date value.
Additional Narrative Disclosure
2022 Compensation Decisions
In February 2022, the Compensation Committee approved our 2022 executive compensation program, as well as our 2022 STIP and LTIP programs. Meridian assisted and advised the Compensation Committee in assessing our compensation program and practices and analyzing the compensation of our executive officers compared to the new compensation peer group established by the Committee as part of its annual exercise. Key points of our 2022 executive compensation program are as follows:

Component	Action	Primary Rationale

Salaries	All held flat, same as reflected in Employment Agreements •No increase since appointment	Position is currently competitive relative to peer group market levels
STIP	Opportunity target values held flat, same as reflected in Employment Agreements •No increase since appointment	Position is currently competitive relative to peer group market levels
	The number of organizational performance metrics remained consistent at 5, and updated metrics	Focus alignment with our strategy and financial outcomes, including new stockholder return model
	Weighting of individual performance component, which provides a discretionary element to the STIP, remains consistent at 20%-25% as was typical pre-pandemic	Peer and industry practice
LTIP	Average 22% increase in grant date value compared to 2021 (2022 awards reflect the amounts in the employment agreement target values, compared to 2021 which granted below the employment agreement target values)	Increased stock price relative to prior year; position relative to peer group; preserve shares and manage dilution and run rates
	Maintained a mix of 60% performance-based and 40% time-based, with 1/2 of the PSUs based on CROIC and 1/2 based on Absolute + Relative TSR (PSUs may be settled in cash or shares)	Preserve strong performance alignment; E&P investor focus and company priorities on free cash flow and capital efficiency
Employment Agreements
We maintain Employment Agreements (herein so called) with each of our Named Executive Officers that provide the NEOs with (a) an annualized base salary of $650,000 for Mr. Smith, $500,000 for Mr. Baetz and $480,000 for Mr. Araujo; (b) eligibility to receive an annual short-term incentive cash award with a target opportunity equal to 100% of the executive's annual base salary (as further described below in “—Narrative Disclosures to Summary Compensation Tables—Short-Term Incentive Plan”); (c) eligibility to receive annual long-term incentive equity awards with an aggregate grant date value equal to (i) for Mr. Smith, three times the sum of his base salary plus STI target value and (ii) for Mr. Baetz and Mr. Araujo, three times the sum of the executive's base salary (as further described in “—Narrative Disclosures to Summary Compensation Table—Long-Term Incentive Plan”); and (d) for Mr. Smith and Mr. Baetz, a tax reimbursement payment to the extent any of their compensation is subject to California state income taxes. Pursuant to the Employment Agreements, the amount of each NEO's base

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salary, STI target value and LTI awards are subject to review and determination by the Compensation Committee, in its sole discretion, on an annual basis.
The Employment Agreements contain certain restrictive covenants, including for Mr. Smith and Mr. Baetz non-competition and non-solicitation covenants that are applicable during the executive’s term of employment and for a period of two years following a termination of employment. The Employment Agreements also include restrictions on the disclosure or use of confidential information. The Employment Agreements also provide for certain severance and change in control benefits as described below in "—Potential Payments Upon Termination or Change in Control."
Omnibus Incentive Plan
In June 2018, our Board approved the Second Amended and Restated Berry Petroleum Corporation 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”), which permitted the grant of various types of stock, stock-based, and cash awards to employees, directors and consultants. The purpose of the 2017 Omnibus Plan is to foster a pay-for-performance culture by providing a means to design awards that incentivize actions that are aligned with the Company's short- and long-term strategic objectives, link the pay realized by our executives to the performance of the Company and the returns to our stockholders, and drive long-term value creation. The 2017 Omnibus Plan also helps to attract and retain critical talent by affording such individuals a means to acquire and maintain stock ownership or earn other compensation, the value of which is tied to the performance of the Company and best interest of stockholders.
On March 1, 2022, our Board approved the Berry Corporation (bry) 2022 Omnibus Incentive Plan (the “2022 Omnibus Plan), as described in Proposal 3 of this Proxy Statement. The purpose and objectives of the 2022 Omnibus Plan are consistent with those of the 2017 Omnibus Plan, but we made stockholder-friendly enhancements to limit share recycling, prohibit payments of dividend or dividend equivalents prior to the vesting of an underlying award, and to include a one-year minimum vesting period (with a carve-out for the issuance of an aggregate of up to 5% of the shares reserved for issuance) and eliminate the discretionary vesting authority upon a change in control.
Stock Ownership Guidelines for Executives
To ensure alignment with our stockholders’ interests, all executive officers are required by our stock ownership guidelines to own common stock in the Company: for our CEO, with a value of not less than five times such person's annual base salary, and for our other executive officers, with a value of not less than three times such person's annual base salary. Each executive has five years to meet the requirements, starting from the later of (a) May 14, 2019, which is the date the guidelines were adopted, and (b) the date such person is appointed an executive officer of the Company.
The Compensation Committee reviews the holdings of all executive officers on an annual basis to ensure compliance with the stock ownership guidelines. Until compliant, the executives are prohibited from selling or transferring any stock acquired through the vesting of LTIP awards, subject to certain limited exceptions (for example, to satisfy any applicable tax withholding obligation due in connection with a LTIP award vesting). Each of our executive officers is currently compliant or on track to reach compliance within the requisite five-year period.
Clawback Policy
Under the Company’s Compensation Recoupment and Clawback Policy, in the event the Company is required to restate its financial statements, the Company has the right to require in certain circumstances, and to the extent permitted by applicable law, the reimbursement of incentive compensation by current and former executive officers of the Company who served as executive officers at any point during the periods covered by the restatement (for former officers, only until the third anniversary of such person's termination of employment with the Company) whose fraud or misconduct either caused or contributed to the need for such restatement. Such incentive compensation generally includes any cash, equity, equity-based or other award under the Omnibus Plan, including

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the LTIP, and STIP and/or other annual bonus or incentive plan of the Company the payment or settlement of which is based on a financial reporting measure or our stock price.
Potential Payments Upon Termination or Change in Control
The following disclosures discuss the payments and benefits that each of our NEOs would have been eligible to receive upon certain termination events, assuming that each such termination occurred on December 31, 2021. As a result, the payments and benefits disclosed represent what would have been due and payable to our NEOs under the applicable agreements and plans in existence between each NEO and the Company as of December 31, 2021; this disclosure does not reflect any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2021, unless specifically stated.
Termination of Employment under the Employment Agreements
Under the Employment Agreements, if the applicable Named Executive Officer’s employment is terminated without “Cause” (including due to death or disability), by the NEO for “Good Reason” (as each term is defined below) or if we elect not to renew the term of the executive's Employment Agreement, in each case, other than during the 12-month period following a “Sale of the Company” (as such term is defined below), then the Named Executive Officer is eligible to receive an amount equal to two times the sum of the Named Executive Officer’s base salary plus the value of the STIP opportunity target for the year in which the termination of the Named Executive Officer’s employment occurs, payable in 24 substantially equal monthly installments (the “Continued Payments”). Each Named Executive Officer is also eligible to receive a lump-sum payment of any earned but unpaid STI award for the calendar year ending prior to the termination date and a prorated STIP award for the year in which the termination occurs. Each Named Executive Officer is also eligible for reimbursement of up to 18 months of continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under our group health plans.
The severance benefits described above are subject to the Named Executive Officer’s execution, delivery and non-revocation of a release of claims in favor of us and continued compliance with applicable restrictive covenants.
Under the Employment Agreements, “Cause” generally means, with respect to a Named Executive Officer, any of the following: (i) the repeated failure to fulfill his obligations with respect to his employment; (ii) a conviction of, or plea of guilty or no contest to, a felony or to a crime involving moral turpitude resulting in financial or reputational harm to us or any of our affiliates; (iii) engagement in conduct that constitutes gross negligence or gross misconduct in carrying out his job duties; (iv) a material violation of any restrictive covenant to which he is subject; (v) any act involving dishonesty relating to, and adversely affecting, our business; or (vi) a material breach of our written code of ethics or any of our other material written policies or regulations (and in the case of (i) and (vi), if able to be cured, remaining uncured for 30 days following written notice from us).
Under the Employment Agreements, “Good Reason” generally means the occurrence of any of the following without the Named Executive Officer’s written consent: (i) a material reduction in base salary, other than reductions of less than 10% as part of reductions to base salaries of all similarly situated executives; (ii) a permanent relocation of his principal place of employment by more than 30 miles; (iii) any material breach by us of any material provision of the Employment Agreement; (iv) our failure to obtain an agreement from any successor to assume the Employment Agreement; or (v) a material diminution in the nature or scope of the Named Executive Officer’s authority or responsibilities. Each of the conditions described above is subject to customary notice and cure provisions.
Termination of Employment in Connection with a Change in Control under the Employment Agreements
All benefits provided under the Employment Agreements with respect to termination of employment in connection with a change in control are considered "double trigger," meaning that the Named Executive Officer must be terminated without Cause or for Good Reason within the 12-month period following a Sale of the Company in order to receive any such benefits. In such event, the NEO's Continued Payments will be increased to three times

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the sum of the NEO's base salary plus the value of the STIP opportunity target for the year in which such termination occurs. Each Named Executive Officer is also eligible for reimbursement of up to 18 months of COBRA continuation coverage under our group health plans and, if the NEO is still receiving COBRA continuation coverage 18 months following such termination, the executive will be entitled to receive an additional payment in an amount not to exceed the value of 18 months of COBRA continuation coverage.
In February 2022, in connection with approving the 2022 STIP, the Compensation Committee approved a standing policy applicable to all participants, including the NEOs, providing that upon a termination without Cause or for Good Reason within the 12-month period following a Sale of the Company, the current year's STIP opportunity will pay out at target for the executives and senior management, and will pay out at target but on a prorated basis for all other participants.
Under the Employment Agreements, “Sale of the Company” generally means the first to occur of (i) any “person” (other than certain related parties), becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the then outstanding voting securities of the Company or the combined voting power of the Company; (ii) the directors of our Board as of the first day of such period (the “Incumbent Directors”), cease for any reason to constitute a majority of our Board, provided that a director elected or nominated by our stockholders (other than as a result of an actual or threatened proxy contest) whose appointment was approved by a majority of the Incumbent Directors shall be considered an Incumbent Director for this purpose; and (iii) consummation of any reorganization, merger, consolidation, sale of at least 75% of the Company’s assets or other business combination involving the Company or any of its subsidiaries unless (a) the voting securities outstanding immediately prior to the combination continue to immediately following the combination, continue to represent more than 50% of the then outstanding voting securities immediately following the combination, (b) no person owns 50% or more of the then outstanding equity interests of the Company or the successor entity or (c) a majority of the Board is comprised of Incumbent Directors following the combination.
Treatment of LTI Awards upon a Termination of Employment (not in connection with a Change in Control)
Pursuant to the award agreements governing currently outstanding LTIP awards held by each of the Named Executive Officers, upon a termination of employment without Cause or for Good Reason, (1) the RSUs will vest with respect to the number of RSUs that would have vested had the executive remained employed for 12 months following the termination date and be settled within 30 days of such termination and (2) a prorated portion of the PSUs will vest calculated based on actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the date of such termination and be settled within 60 days of such termination.

Upon a termination of employment due to death or disability, such RSUs and PSUs will be deemed 100% vested and will be settled within 30 days of such termination.
Upon a termination of employment for Cause or without Good Reason, the Named Executive Officer will forfeit all outstanding RSUs and PSUs. The definitions of “Cause” and “Good Reason” for purposes of the award agreements governing the RSUs and PSUs are the same definitions as those in the Employment Agreements and described above in "—Termination of Employment Under the Employment Agreements."
Treatment of LTI Awards upon a Change in Control
Pursuant to the award agreements governing outstanding LTIP awards held by each of the Named Executive Officers, (1) all RSUs will vest 100% upon a “Change in Control” (as defined in the Omnibus Plan) and be settled within 30 days following such Change in Control and (2) all PSUs granted in 2020 and the CROIC PSUs granted in 2021 (as well as those granted in 2022) will vest based on actual performance determined based on a shortened performance period beginning on the first day of the original performance period and ending on the third business day prior to the “Change in Control” and be settled within 30 days following the date of such Change in Control; and (3) the TSR PSUs granted in 2021 (as well as those granted in 2022) will accelerate to vest based on the greater of target or actual performance determined based on a shortened performance period beginning on the first day of

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the original performance period and ending on the third business day prior to the “Change in Control” and be settled within 30 days following the date of such Change in Control.
“Change in Control” generally means: (i) any “person” (other than the Company and certain related parties), becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the Company; (ii) during any period of 24 consecutive calendar months, the “Incumbent Directors” cease for any reason to constitute a majority of our Board, provided that a director elected or nominated by our stockholders (other than as a result of an actual or threatened proxy contest) whose appointment was approved by two-thirds of the Incumbent Directors shall be considered an Incumbent Director for this purpose; (iii) any reorganization, merger, consolidation or other business combination in which the voting securities outstanding immediately prior to the combination do not, immediately following the combination, continue to represent more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of us, our successor or any ultimate parent thereof after the combination; or (iv) (a) a complete liquidation or dissolution of us or (b) a sale or disposition of all or substantially all of our assets in one or a series of related transactions.

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DIRECTOR COMPENSATION
Our director compensation philosophy is designed to fairly and reasonably compensate the Company’s non-employee directors for the time, expertise and effort they devote to serving the Company and to align the interests of our directors with the long-term interests of our stockholders. In accordance with its charter, the Compensation Committee monitors trends and best practices in director compensation, and at least annually reviews the director compensation levels and practices in the same compensation peer group used for executive compensation review. The Compensation Committee’s independent compensation consultant advises the Committee in evaluating this data and assessing the adequacy and appropriateness of the Company's director compensation, targeting a compensation package that is around the median of the compensation peer group. The Compensation Committee then recommends to the Board for approval the director compensation program each year.
Components of Non-Employee Director Compensation
Annual compensation for our non-employee directors is comprised of cash and equity-based compensation, as set out in the table below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings. We do not pay for meeting attendance or provide any other benefits or perquisites to our non-employee directors.
For 2021, our non-employee director compensation program was structured as set forth below, with the cash retainer paid quarterly in arrears and the equity retainer comprising restricted stock units that vest in full on the one year anniversary of the grant date (provided such director continues to serve as a member of the Board on such payment or vesting dates, as applicable).

Compensation Element	Amount
Annual Cash Retainer	$75,000
Annual Equity Retainer	$124,409
Additional Cash Retainer - Lead Independent Director	$30,000
Additional Cash Retainer - Committee Chair	$30,000
Additional Cash Retainer - Committee Membership	$15,000
For 2021, the amounts of the cash components remained consistent with historical levels. However, the grant date value of the equity retainer was reduced from $150,000 due to depressed stock prices at the time because the Compensation Committee determined it was appropriate to minimize the increase in the number of shares delivered to the non-employee directors compared to prior years.

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2021 Non-Employee Director Compensation
The table below summarizes the compensation earned by our non-employee directors, with the exception of Mr. Buckley, for service on the Board during the fiscal year ended December 31, 2021. Mr. Buckley, who resigned from the Board in March 2022, did not receive compensation for his service as a non-employee director, as he is employed by one of our largest stockholders and declined any compensation for his service as a director pursuant to his employer’s policy. Similarly, Messrs. Smith and Baetz, each of whom are executive officers of the Company and also served on our Board during 2021, did not receive any additional compensation for their service as directors. The compensation received by each of Messrs. Smith and Baetz as a Named Executive Officer is shown in “Executive Compensation-Summary Compensation Table.”

Name	Cash Fees Earned ($)(1)	Stock Awards ($)(2)	Total ($)

Anne Mariucci	$165,000	$124,409	$289,409
Don Paul(3)	$120,000	$124,409	$244,409
Eugene Voiland(4)	$43,750	$124,409	$168,159
Renée Hornbaker	$115,000	$124,409	$239,409
________________
(1)    The amount in this column reflects amounts earned for services rendered as a member of the Board and its committees during 2021.
(2)    Amounts reported reflect the aggregate grant date fair value, computed in accordance with ASC Topic 718 but excluding the effect of estimated forfeitures, of the 24,490 RSUs granted to each director on March 4, 2021 (with the exception of Mr. Voiland, all of which were outstanding as of December 31, 2021). The aggregate grant date fair value was computed using the grant date stock price of $5.08. The RSUs vest on March 4, 2022, the one year anniversary of the grant date. For additional information, please see Note 6 of our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)    Mr. Paul directed that $90,000 of his annual cash retainer fees be donated directly to the University of Southern California.
(4)    Mr. Voiland forfeited in full this stock award upon his retirement in May 2021. He earned the reflected cash fees for his service on the Board and its committees from January 1, 2021 through his retirement.
2022 Non-Employee Director Compensation Decisions
In February 2022, the Compensation Committee reviewed our director compensation program in consultation with Meridian, the Committee's independent compensation consultant. Given the increase in the Company's stock price compared to the prior year, the Compensation Committee determined it was appropriate to restore the value of the annual equity retainer to historic levels (however, given improvements in stock price levels, the number of shares awarded to the non-executive directors decreased by 31% compared to the 2021 equity retainer grant). On February 19, 2022, each of our then serving non-employee directors (other than Mr. Buckley, as his employer prohibits compensation for his Board service) was granted a restricted stock award with a grant date fair value of $150,000. The cash retainers for Board and committee service were held flat at historic levels and will continue to be paid quarterly in arrears.
Director Stock Ownership Guidelines
To ensure alignment with our stockholders’ interests, all non-employee directors (other than Mr. Buckley, whose employer is one of our largest stockholders) are required by our stock ownership guidelines to own Berry common stock in an amount equal to or in excess of the value of five times their annual cash retainer for Board service. Each non-employee director has five years to meet the requirements, starting from the later of (a) May 14, 2019, which is the date the guidelines were adopted, and (b) the date such director is first elected to the Board.
The Compensation Committee reviews the holdings of all non-employee directors on an annual basis to ensure compliance with the stock ownership guidelines. Until compliant, the participating non-employee directors are prohibited from selling or transferring any stock acquired through the vesting of the annual equity retainer grant, subject to certain limited exceptions. Each non-employee director (other than Mr. Buckley, who is exempt) is currently compliant or on track to reach compliance within the requisite five-year period.

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OTHER COMPENSATION INFORMATION
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2021, our last completed fiscal year, each of Ms. Mariucci and Messrs. Buckley and Paul served on our Compensation Committee. During our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee, and no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.
Equity Compensation Plan Information
The following table summarizes certain information related to the 2017 Omnibus Plan, which is the omnibus incentive compensation plan under which LTIP Awards for executive officers and on-executive employees, as well as the equity retainers for non-employee directors, were authorized for issuance as of December 31, 2021 (see “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Omnibus Incentive Plan” for more information about the Omnibus Plan).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)(3)

Equity compensation plans not approved by security holders(4)	6,998,815	N/A	1,368,778
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(1)    This column reflects the number of shares of our common stock subject to outstanding RSU awards and PSU Awards as of December 31, 2021, after counting the outstanding PSU awards at the maximum payout level. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be substantially less than the number reflected in this column. No options or warrants have been granted under the 2017 Omnibus Plan.
(2)    No options or warrants have been granted under the 2017 Omnibus Plan, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.
(3)    This column reflects the total number of shares of our common stock remaining available for issuance under the 2017 Omnibus Plan as of December 31, 2021, after counting the number of securities to be issued upon vesting of outstanding RSU and PSU awards as of December 31, 2021, and counting PSUs at the maximum payout level.
(4)    In connection with our initial public offering, our Board approved the Berry Petroleum Corporation Second Amended and Restated 2017 Omnibus Incentive Plan, effective June 27, 2018. The 2017 Omnibus Incentive Plan allows us to grant equity-based compensation awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents and other types of awards) with respect to up to 10,000,000 shares of common stock (which number includes the number of shares of common stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) under prior plans), to employees, consultants and directors of the Company and its affiliates who perform services for the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except when another date is indicated, the following table sets forth the beneficial ownership of our common stock, and shows the number of shares of common stock and respective percentages owned as of March 28, 2022 (the Record Date for the Annual Meeting) by:
•    each member of our Board;
•    each of our Named Executive Officers for purposes of this Proxy Statement;
•    all of our Board members and executive officers as a group; and
•by each person known to us to beneficially own more than 5% of our outstanding common stock.
Except as otherwise noted, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been compiled from public filings or furnished by our directors and executive officers, as the case may be. We have not sought to verify such information. Unless otherwise noted, the mailing address of each listed director or executive officer is c/o Berry Corporation, 16000 N. Dallas Parkway, Suite 500, Dallas, Texas 75248. The percentages of ownership are based on 80,759,540 shares of common stock outstanding as of March 28, 2022 (the Record Date for the Annual Meeting).

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Directors and Named Executive Officers:
A. Trem Smith (Board Chair, Chief Executive Officer and President)(2)	521,903	*
Cary Baetz (Executive Vice President, Chief Financial Officer and Director)(2)	330,005	*
Fernando Araujo (Executive Vice President and Chief Operating Officer)(2)	31,166	*
Renée Hornbaker (Independent Director)	24,490	*
Anne Mariucci (Independent Director)	81,324	*
Don Paul (Independent Director)	61,552	*
Rajath Shourie (Independent Director)	—	—
All current directors and executive officers as a group (9 persons)	1,262,938	2%
5% Holders
Benefit Street Partners(3)	12,703,275	16%
BlackRock, Inc.(4)	4,881,201	6%
CarVal Investors(5)	4,439,575	5%
FMR, LLC(6)	4,261,012	5%
Oaktree Capital Management(7)	12,913,313	16%
The Vanguard Group(8)	3,772,991	5%
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* less than 1%
(1)    The amounts and percentages of common stock beneficially owned are reported based on SEC regulations. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The number of shares beneficially owned by a person includes any derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this Proxy Statement. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.
(2)    See "Executive Compensation" for information about the long-term incentive equity awards held by the Named Executive Officers, which are not reflected in this table.
(3)    Based solely on a Schedule 13G/A filed by Benefit Street Partners L.L.C. and Thomas J. Gahan on February 16, 2021. The shares of common Stock of the Company reported herein are held by Providence Debt Fund III L.P. (as to 3,204,532 shares), Providence Debt Fund III Master (Non-US) L.P. (as to 1,706,533 shares), SEI Institutional Investments Trust – High Yield Bond Fund (as to 445,831 shares), SEI Institutional Managed Trust – High Yield Bond Fund (as to 331,646 shares), SEI Global Master Fund plc – The High Yield Fixed Income Fund (as to 168,333 shares), U.S. High Yield Bond Fund (as to 77,488 shares), BSP Special Situations Master A L.P. (as to 3,732,671 shares), SEI Energy Debt Fund L.P. (as to 1,981,004 shares), and Landmark Wall SMA L.P. (as to 1,055,237 shares) (collectively, the “BSP Funds”). Benefit Street Partners L.L.C. (“BSP”) is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. BSP serves as the investment adviser to each of the BSP Funds. Thomas J. Gahan controls BSP through his indirect ownership of membership interests of BSP and as Chief Executive Officer of BSP’s sole managing member. As of December 31, 2020, the BSP Funds collectively held 12,703,275 shares of Common Stock of the Company. As a result, for purposes of Rule 13d-3 promulgated under the Act, each of Mr. Gahan and BSP may be deemed to share beneficial ownership of the 12,703,275 shares of Common Stock held in the aggregate by the BSP Funds, or approximately 16% of the shares of Common Stock of the Company deemed issued and outstanding as of December 31, 2021. The address for BSP and Mr. Gahan is c/o Benefit Street Partners L.L.C., 9 West 57th Street, Suite 4920, New York, NY 10019.
(4)    Based solely on a Schedule 13G filed by BlackRock, Inc. on February 3, 2022. BlackRock, Inc. has sole voting power over 4,771,017 shares of common stock, shared voting power over 1,769 shares of common stock, sole dispositive power over 4,881,201 and shared dispositive power over 1,769 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)    Based solely on a Schedule 13G/A filed by CarVal Investors, LP and the CarVal funds on February 14, 2022. Consists of (i) 518,293 shares of common stock held by CVI AA Lux Securities, S.à.r.l, (ii) 100,770 shares of common stock held by CVI AV Lux Securities S.à.r.l, (iii) 2,028,733 shares of common stock held by CVI CVF III Lux Securities S.à.r.l, (iv) 702,706 shares of common stock held by CVI CVF IV Lux Securities S.à.r.l, (v) 773,585 shares of common stock held by CVIC Lux Securities Trading S.à.r.l and (vi) 315,488 shares of common stock held by CarVal CGF Lux Securities S.à.r.l (collectively, the “CarVal funds”). The applicable CarVal fund and CarVal Investors, LP have shared voting and dispositive power over the shares held by such CarVal fund. The address for the CarVal funds is c/o CarVal Investors, LLC, 9320 Excelsior Boulevard, 7th Floor, Hopkins, MN 55343. The address for CarVal Investors, LP is 9320 Excelsior Boulevard, 7th Floor, Hopkins, MN 55343.
(6)    Based solely on a Schedule 13G filed by FMR LLC and the other reporting persons named therein on February 9, 2022. The address for the foregoing persons is 245 Summer Street, Boston, Massachusetts, 02210.
(7)    Based solely on a Schedule 13G/A filed by X Holdings, Xb Holdings, VOF Holdings and the other reporting persons named therein on February 14, 2022. Consists of (i) 2,272,759 shares of common stock held by Oaktree Value Opportunities Fund Holdings, L.P. (“VOF Holdings”), (ii) 5,555,554 shares of common stock held by Oaktree Opportunities Fund X Holdings (Delaware), L.P. (“X Holdings”), and (iii) 5,085,000 shares of common stock held by Oaktree Opportunities Fund Xb Holdings (Delaware) L.P. (“Xb Holdings”). Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) is the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd. (“VOF GP Ltd.”) is the general partner of VOF GP; Oaktree Fund GP, LLC (“Fund GP”) is the general partner of X Holdings and Xb Holdings; Oaktree Fund GP I, L.P. (“GP I”) is the managing member of Fund GP and the sole stockholder of VOF GP Ltd.; Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I; OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I; Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I; Oaktree Capital Management, L.P. (“Management”) is the sole director of VOF GP Ltd.; Oaktree Capital Management GP, LLC (“Management GP”) is the general partner of Management; Atlas OCM Holdings LLC (“Atlas”) is the sole managing member of Management GP; Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings; Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) is the indirect owner of the class B units of each of OCG and Atlas; Brookfield Asset Management Inc. (“BAM”) is the indirect owner of the class A units of each of OCG and Atlas; Partners Limited (“Partners”) is the sole owner of Class B Limited Voting Shares of BAM. Each of VOF Holdings, VOF GP, VOF GP Ltd., GP I, Capital I, Holdings I, Holdings, Management, Management GP, Atlas, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by VOF Holdings. Each of X Holdings, Fund GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by X Holdings. Each of Xb Holdings, Fund GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, BAM and Partners have sole voting and dispositive power over the shares held directly by Xb Holdings. The address for the foregoing persons is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Each of the foregoing persons disclaims beneficial ownership of the shares of common stock except to the extent of such person’s pecuniary interest in such shares.
(8)    Based solely on a Schedule 13G/A filed by The Vanguard Group on February 9, 2022. The Vanguard Group has shared voting power over 96,451 shares of common stock, sole dispositive power over 3,646,065 shares of common stock and shared dispositive power over 126,926 shares of common stock. The address for the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

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PROPOSAL NO. 3— APPROVAL OF THE BERRY CORPORATION (BRY) 2022 OMNIBUS INCENTIVE PLAN

The use of equity-based awards under the 2017 Omnibus Plan has been a key component of our compensation program since its adoption. The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. The Board believes it is in the best interests of our stockholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future stockholders.

The Board has determined that the current number of shares of our common stock available for grant under the 2017 Omnibus Plan (which is our only active equity-based plan) is not sufficient to meet the needs of our compensation program going forward. Accordingly, the Board adopted the Berry Corporation 2022 Omnibus Incentive Plan (the “2022 Omnibus Plan”), effective March 1, 2022, in order to increase the number of shares of our common stock available for future grants, as described below. At the Annual Meeting, our stockholders will be asked to approve the 2022 Omnibus Plan. If approved by our stockholders, 2,950,000 shares of our common stock will be available for awards under the 2022 Omnibus Plan (subject to the share recycling and adjustment provisions of the 2022 Omnibus Plan described below) and no further awards will be granted under the 2017 Omnibus Plan. If the proposed 2022 Omnibus Plan is not approved by our stockholders, then the 2017 Omnibus Plan will remain in effect and the Company will remain eligible to grant cash awards under the 2022 Omnibus Plan. Whether the 2022 Omnibus Plan is approved by our stockholders or not, each award granted under the 2017 Omnibus Plan will continue to be subject to the terms of and provisions applicable to such award under the applicable award agreement and the 2017 Omnibus Plan.
Background and Purpose for Adopting the 2022 Omnibus Plan
The 2017 Omnibus Plan authorizes awards to be granted covering up to 10,000,000 shares of our common stock, subject to adjustment in accordance with the terms of the 2017 Omnibus Plan upon certain changes in capitalization and similar events. As of March 1, 2022, there were 650,000 shares of our common stock remaining available for new awards under the 2017 Omnibus Plan (after counting outstanding performance-based awards at the maximum payout level). The Company has not granted any awards under the 2017 Omnibus Plan since March 1, 2021, and will not grant any future awards under the 2017 Omnibus Plan if the 2022 Omnibus Plan is approved by our stockholders at the Annual Meeting.
If the 2022 Omnibus Plan is approved by our stockholders, 2,950,000 shares of our common stock will be authorized for issuance thereunder, subject to the share recycling and adjustment provisions of the 2022 Omnibus Plan described below. This number includes the 650,000 shares of our common stock remaining available for new awards under the 2017 Omnibus Plan as of March 1, 2022 (after counting for outstanding performance-based awards at the maximum payout level) plus an additional 2,300,000 shares of our common stock newly reserved for issuance under the 2022 Omnibus Plan. The number of shares of our common stock reserved for issuance under the 2022 Omnibus Plan is expected to provide flexibility to enable the continued use of stock-based compensation consistent with the objectives of our compensation program for approximately two years based on our historical grant practices, recent share price and counting performance-based awards at the maximum payout level). The actual length of time that the 2022 Omnibus Plan share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time, including our share price, participation levels, executive retention rate, and changes in the compensation practices of companies with which we compete for executive talent. In the event that our stockholders do not approve the 2022 Omnibus Plan at the Annual Meeting, the Administrator (as defined below) may still grant cash awards under the 2022 Omnibus Plan and awards may continue to be granted under the 2017 Omnibus Plan.
For additional information regarding equity-based awards previously granted by us under the 2017 Omnibus Plan, please see Note 6 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2021. As of March 1, 2022, there were 80,313,320 shares of our common stock outstanding. The closing price per share of our common stock on the New York Stock Exchange on March 1, 2022 was $10.02.

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The proposed 2022 Omnibus Plan is included as Annex A hereto. If the 2022 Omnibus Plan is approved by stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the shares of common stock available for issuance under the 2022 Omnibus Plan.
Summary of the 2022 Omnibus Plan
A summary of the material terms of the 2022 Omnibus Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2022 Omnibus Plan and is qualified in its entirety by reference to the 2022 Omnibus Plan included as Annex A hereto, which is incorporated by reference into this Proposal No 3. The purpose of the 2022 Omnibus Plan is to attract, retain and motivate qualified persons as employees, directors and consultants of the Company and its affiliates. The 2022 Omnibus Plan also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates. The 2022 Omnibus Plan provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs (“Nonstatutory Options,” and together with ISOs, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) restricted stock units (“Restricted Stock Units” or “RSUs”), (vi) awards of vested stock (“Stock Awards”), (vii) dividend equivalents, (viii) other stock-based or cash awards; and (ix) substitute awards (“Substitute Awards” and together with Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, dividend equivalents and other stock-based or cash awards, the “Awards”).
Key features of the 2022 Omnibus Plan include:
•No new awards will be granted under the 2017 Omnibus Plan following the Annual Meeting if the 2022 Omnibus Plan is approved by our stockholders;
•No automatic Award grants are promised to any eligible individual;
•Certain shares of our common stock subject to awards under the 2022 Omnibus Plan that are not delivered will again be available for issuance pursuant to new Awards under the 2022 Omnibus Plan; however, shares of our common stock (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in each case, granted under the 2022 Omnibus Plan, will not become available for new Awards under the 2022 Omnibus Plan;
•Awards assumed by a successor in connection with a change in control will not vest solely as a result of the change in control (unless specifically provided otherwise in an Award agreement);
•No gross-ups under Section 280G of the Code;
•No evergreen for the share reserve;
•Ten year term;
•Except as permitted in the grant of Substitute Awards, no discounted options or related Awards may be granted;
•No repricing, replacement or re-granting of Options, SARS or other stock awards without stockholder approval if the effect would be to reduce the exercise price of the Award (except in the event of certain equitable adjustments or a change in control, as further described below);
•Any Award (or portion thereof) granted under the 2022 Omnibus Plan will vest no earlier than the first anniversary of the date the Award is granted (subject to an exception equal to no more than 5% of the shares reserved for issuance under the 2022 Omnibus Plan);
•Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;
•Awards are generally nontransferable;
•Meaningful annual limits on total director compensation; and
•Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.

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Eligibility

Employees, non-employee directors and consultants of the Company and its affiliates are eligible to receive awards under the 2022 Omnibus Plan. Eligible individuals to whom an Award is granted under the 2022 Omnibus Plan are referred to as “Participants.” As of March 1, 2022, the Company and its affiliates have approximately five (5) executive officers, three (3) non-employee directors, and one hundred eighty-four (184) employees eligible to participate in the 2022 Omnibus Plan; no individual professional consultants and contractors were entitled to participate in the 2022 Omnibus Plan.
Administration

The Board (or a committee of two or more directors appointed by the Board) will administer the 2022 Omnibus Plan (as applicable, the “Administrator”). Unless otherwise determined by the Board, the Administrator will consist at all times of two or more directors who qualify as (i) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (ii) “independent” under the applicable listing standards or rules of the securities exchange upon which our common stock is traded but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. Unless otherwise limited by the 2022 Omnibus Plan or applicable law, the Administrator has broad discretion to administer the 2022 Omnibus Plan, interpret its provisions, and adopt policies for implementing the 2022 Omnibus Plan. This discretion includes the power to determine when and to whom Awards will be granted; decide how many Awards will be granted (measured in cash, shares of our common stock, or as otherwise delegated); prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary); delegate duties under the 2022 Omnibus Plan; terminate, modify or amend the 2022 Omnibus Plan; and execute all other responsibilities permitted or required under the 2022 Omnibus Plan.
Securities to be Offered

Subject to approval by our stockholders at the Annual Meeting and further subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of our common stock that may be issued pursuant to Awards under the 2022 Omnibus Plan is 2,950,000, and all such shares will be available for issuance upon the exercise of ISOs. The number of shares that may be issued pursuant to the 2022 Omnibus Plan is also subject to the share recycling and adjustment provisions described below.
If all or any portion of an Award, including an award granted under the 2017 Omnibus Plan that is outstanding as of the effective date of the 2022 Omnibus Plan (a “Prior Award”), expires or is cancelled, forfeited, exchanged, settled for cash or otherwise terminated without the actual delivery of shares, any shares subject to such Award or Prior Award will again be available for new Awards under the 2022 Omnibus Plan. Shares (i) tendered or withheld in payment of any exercise or purchase price of a Prior Award or taxes relating to a Prior Award, (ii) subject to a stock option or stock appreciation right that was a Prior Award but were not issued or delivered as a result of the net settlement or net exercise of such stock option or stock appreciation right, or (iii) repurchased on the open market with the proceeds of a stock option’s exercise price where such stock option was a Prior Award, in each case, granted under the 2017 Omnibus Plan, will not become available for new Awards under the 2022 Omnibus Plan. As of March 1, 2022, there were approximately 7,000,000 Prior Awards outstanding (after counting outstanding performance-based awards at the maximum payout level) and thus a maximum of 7,000,000 shares of our common stock could become available for new Awards under the 2022 Omnibus Plan (in addition to the 2,950,000 shares reserved under the 2022 Omnibus Plan) in the unlikely event that all Prior Awards are cancelled, forfeited, exchanged, settled for cash or otherwise terminated without delivery of shares following the adoption of the 2022 Omnibus Plan.
Any shares withheld or surrendered in payment of any taxes relating to Awards granted under the 2022 Omnibus Plan (other than Options or SARs) will be again available for new Awards under the 2022 Omnibus Plan. However, any shares (i) withheld or surrendered in payment of the exercise or purchase price or taxes related to an Option or SAR or (ii) repurchased on the open market with the proceeds from the exercise price of an Option, in

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each case, granted under the 2022 Omnibus Plan, will not be available for new Awards under the 2022 Omnibus Plan.
Source of Shares

Shares of our common stock issued under the 2022 Omnibus Plan may come from authorized but unissued shares, from treasury stock held by the Company or from previously issued shares of our common stock reacquired by the Company, including shares purchased on the open market.
Director Compensation Limits

Under the 2022 Omnibus Plan, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of (i) $1,000,000 in the case of the chair of the Board and (ii) $650,000 in the case of any non-employee member of the Board other than the chair of the Board. However, for the calendar year in which a non-employee member of the Board first commences service on the Board only, these limitations are doubled. The limit on non-employee director compensation described above does not apply to compensation paid for any period in which the individual served as our employee or an employee of our affiliates or was otherwise providing services to us or our affiliates other than in the capacity as a director.
Minimum Vesting Term

Any Award (or portion thereof) granted under the 2022 Omnibus Plan will vest no earlier than the first anniversary of the date the Award is granted, subject to certain change in control provisions of the 2022 Omnibus Plan described below and subject to an exception equal to no more than 5% of the shares reserved for issuance under the 2022 Omnibus Plan. For the avoidance of doubt, the grant of a fully vested stock award will count against the 5% exception. Notwithstanding the foregoing, the Administrator retains the ability to accelerate the vesting of any Award for any reason.
Dividends and Dividend Equivalents Subject to Forfeiture

Dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.
Prohibition on Repricing

Except as may be related to Substitute Awards or in the event of certain equitable adjustments or a change in control, as described in the 2022 Omnibus Plan, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per share of stock under such Option or SAR exceeds the fair market value of a share of our common stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which our common stock is listed.
Awards Under the 2022 Omnibus Plan

Options
An Option represents the right to purchase our common stock at a fixed exercise price. We may grant Options to eligible persons including: (i) ISOs (only to employees of the Company or its subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each option granted under the 2022 Omnibus Plan will be stated in the option agreement and may vary; however, the exercise price for

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an Option must not be less than the fair market value per share of our common stock as of the date of grant (or 110% of the fair market value for certain ISOs), and the Option may not be re-priced without the prior approval of our stockholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant. The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in shares of our common stock, other awards or other property) and the methods and forms in which our common stock will be delivered to a participant.
SARs
A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of our common stock or any combination thereof as determined by the Administrator. The grant price of a share of our common stock subject to the SAR shall be determined by the Administrator, but in no event shall that grant price be less than the fair market value of the our common stock on the date of grant. The Administrator has the discretion to determine other terms and conditions of a SAR award.
Restricted Stock Awards
A Restricted Stock Award is a grant of shares of our common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of the 2022 Omnibus Plan or an Award agreement, the holder of a Restricted Stock Award will have rights as a stockholder, including the right to vote our common stock subject to the Restricted Stock Award and to receive dividends on our common stock subject to the Restricted Stock Award during the restriction period. Unless otherwise determined by the Administrator and specified in the Award agreement, our common stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. In addition, any cash dividends will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such dividends were paid and will not be paid unless and until such Restricted Stock Award has vested and been earned.
Restricted Stock Units
RSUs are rights to receive our common stock, cash, or a combination of both equal in value to the number of shares of our common stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the RSU Award agreement, and those restrictions may lapse at such times determined by the Administrator.
Stock Awards
The Administrator is authorized to grant our common stock as a Stock Award. The Administrator will determine any terms and conditions applicable to grants of our common stock, including performance criteria, if any, associated with a Stock Award.
Dividend Equivalents
Dividend equivalents entitle a Participant to receive cash, shares of our common stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of our common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award agreement, provided, however, that dividend equivalents granted in connection with another Award will be subject to restrictions and a risk of forfeiture to the

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same extent as the Award with respect to which such dividends accrue and will not be paid unless and until such Award has vested and been earned.
Other Stock- or Cash-Based Awards
Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of our common stock. Cash-based awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award. Cash-based awards may be granted under the 2022 Omnibus Plan even if the 2022 Omnibus Plan is not approved by our stockholders at the Annual Meeting.
Substitute Awards
The Company may grant Awards in substitution for any other Award granted under the 2022 Omnibus Plan or another plan of the Company or its affiliates or any other right of a person to receive payment from the Company or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of our common stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.
Other Provisions

Recapitalization
In the event of any change in the Company’s capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the 2022 Omnibus Plan, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the 2022 Omnibus Plan, in each case to equitably reflect such event.
Change in Control
The 2022 Omnibus Plan does not provide for the automatic acceleration of vesting of outstanding awards upon a change in control event solely with respect to the occurrence of the change in control unless the successor company fails to assume or replace the awards in connection with that change in control event, unless otherwise provided in an Award Agreement. If the successor company does assume the awards, unless the individual Award agreement provides otherwise, then vesting of the award will be accelerated in the event of an involuntary termination, or, if applicable, a good reason resignation, that occurs in connection with or 12 months following the change in control.
Tax Withholding
The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, our common stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.

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Limitations on Transfer of Awards
Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award, which is a fully vested share at the time of grant. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. However, notwithstanding these restrictions, a Participant may assign or transfer, without consideration, an Award, other than an ISO, with the consent of the Administrator and subject to various conditions stated in the 2022 Omnibus Plan. No Award (other than a Stock Award, which is a fully vested share at the time of grant) may be transferred to a third-party financial institution for value.
All shares of our common stock subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the 2022 Omnibus Plan, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.
Clawback
All awards under the 2022 Omnibus Plan will be subject to any clawback or recapture policy adopted by the Company, as in effect from time to time.
Plan Amendment and Termination
The Administrator may amend or terminate any Award or Award agreement or amend the 2022 Omnibus Plan at any time, and the Board may amend or terminate the 2022 Omnibus Plan at any time; however, stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. As discussed in more detail above, the Administrator does not have the authority, without the approval of stockholders, to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the Board to amend or terminate any Award, Award agreement or the 2022 Omnibus Plan, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.
Term of the 2022 Omnibus Plan
The 2022 Omnibus Plan became effective as of March 1, 2022 and will remain in effect for a period of ten years (unless earlier terminated by the Board). Awards granted before the termination of the 2022 Omnibus Plan will continue to be effective according to their terms and conditions if outstanding after the end of such ten year term.
Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to Participants arising from participation in the 2022 Omnibus Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2022 Omnibus Plan may vary depending on such person's particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the 2022 Omnibus Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

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Options and SARs
Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Under current rulings, if a Participant transfers previously held shares of our common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

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The 2022 Omnibus Plan generally prohibits the transfer of Awards, but the 2022 Omnibus Plan allows the Administrator to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2021, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash Awards
A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the common stock received.
A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will

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commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation
In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments
Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2022 Omnibus Plan could also be limited by the golden parachute rules of Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Compensation of Covered Employees
The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the 2022 Omnibus Plan could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.
New Plan Benefits

On March 1, 2022, the Company granted PSU awards under the 2022 Omnibus Plan that may be settled in cash, shares of common stock or a combination of both cash and stock, at the discretion of the Administrator, to each of the Company's executive officers (including the NEOs) and certain non-executive employees; no PSUs were awarded to outside directors. It is expected that if the 2022 Omnibus Plan is approved by our stockholders, then such awards will be settled in shares of our common stock rather than cash. The amount of such PSU awards granted under the 2022 Omnibus Plan to each named executive officer, all current executive officers as a group, and all non-executive employees as a group are set forth in the below table.

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Name and Principal Position	Dollar Value ($)(1)	Number of Shares (#)(2)
A. Trem Smith Board Chair, Chief Executive Officer and President	$2,344,680	234,000
Cary Baetz Executive Vice President and Chief Financial Officer	$901,800	90,000
Fernando Araujo, Executive Vice President and Chief Operating Officer	$865,728	86,400
Executive Group	$5,509,998	549,900
Non-Executive Officer Employee Group	$616,400	61,517
__________
(1)    The amounts reflect the target dollar value of the awards of PSUs granted under the 2022 Omnibus Plan on March 1, 2022. The amounts reported in this column were determined by multiplying the target number of PSUs granted by $10.02, the closing price of our common stock on the date of grant. If the 2022 Omnibus Plan is not approved by our stockholders, such awards will be settled in an amount of cash equal to the product of (x) the fair market value of one share of our common stock and (y) the number of earned PSUs, as applicable. Because the PSU awards are subject to performance conditions, the number of PSUs actually earned may be substantially less than the target value of such awards reflected in this column.
(2)    This column reflects the target number of shares of our common stock subject to PSU awards granted under the 2022 Omnibus Plan on March 1, 2022. Such awards will be settled in cash if the 2022 Omnibus Plan is not approved by our stockholders. Because the number of shares (or, if the 2022 Omnibus Plan is not approved by our stockholders, the amount of cash) to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares or amount of cash, as applicable, actually issued may be substantially less than the number or value reflected in this table.

Consequences of Failing to Approve the Proposal

If this proposal is not approved by stockholders, no equity awards will be granted under the 2022 Omnibus Plan. If the 2022 Omnibus Plan is not approved by stockholders, the Company will remain able to grant (i) cash awards under the 2022 Omnibus Plan and (ii) awards under the 2017 Omnibus Plan until the share reserve is exhausted. Once the share reserve under the 2017 Omnibus Plan is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.
Vote Required
Approval of Proposal No 3 requires an affirmative vote of a majority of the votes cast affirmatively or negatively on Proposal No 3. Votes marked as ABSTAIN with respect to this Proposal No 3 will not be counted as votes cast on the Proposal and will have no impact on the outcome of this vote. Further, for these purposes, broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote.
If you are a stockholder of record and you submit your proxy card (whether by mail, online or phone), the appointed proxies will vote your shares in accordance with your instructions. If you do not indicate how the proxies should vote, the proxies will vote your shares for this proposal.

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Board Recommendation

The Board unanimously recommends that stockholders vote FOR the Berry Corporation 2022 Omnibus Incentive Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board has adopted a Related Persons Transactions Policy (the “Related Persons Transactions Policy”), which provides guidelines for the review and approval of transactions or arrangements involving the Company, on one side, and, on the other side, and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, any immediate family members of any of the foregoing and/or any entity that is owned or controlled by any of the forgoing and/or any of the forgoing has a substantial ownership interest or control of such entity (each, a “Related Person” and a “Related Persons Transaction”). As a matter of good corporate governance and to assist us in complying with SEC disclosure obligations, the Related Persons Transactions Policy specifically covers any transaction (i) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year, (ii) the Company is or will be a participant, and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
Any Related Persons Transactions are also subject to our Code of Conduct, which restricts our people from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Under our Code of Conduct, conflicts of interest occur, among other scenarios, when private or family interests interfere, or appear to interfere, in any way with the Company's interests. Any waivers of these policies require approval by the Company's General Counsel who serves as compliance officer, or in the case of conflicts of our executive officers or directors, by the Board of Directors.
Procedures for Approval of Interested Transactions
We have multiple processes for reporting conflicts of interests and Related Persons Transactions. Under our Corporate Code of Business Conduct and Ethics, all of our directors and employees are required to report any known or apparent conflict of interest, or potential conflict of interest, to the Company' General Counsel or the Board, as appropriate.
As a best practice and matter of good corporate governance, we generally discourage any Related Persons Transactions because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. We will only enter into or ratify Related Persons Transactions when the Audit Committee or the Board, as applicable, determines such transactions are in the Company’s best interests and the best interests of our stockholders. Pursuant to our Related Persons Transactions Policy, the Audit Committee should review the material facts of all Related Persons Transactions and either approve or disapprove entry into the Related Persons Transaction, subject to certain limited exceptions. If advance Audit Committee approval of a Related Persons Transaction is not feasible, then the Related Persons Transaction should be considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify entry into a Related Persons Transaction, our Audit Committee will take into account, among other factors, the following: (i) whether the Related Persons Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the extent of the Related Person’s interest in the transaction; and (iii) whether the Related Persons Transaction is material to us.
Transaction with Related Persons
Registration Rights Agreement
On emergence from bankruptcy in 2017, Berry Corp. entered into a registration rights agreement with the members of the ad hoc creditors committee formed in connection with the bankruptcy proceedings (the “Ad Hoc Committee”), which included certain of our stockholders, including Benefit Street Partners, Oaktree Capital Management, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution. In June 2018, we amended and restated the registration rights agreement, and the parties to the registration rights agreement, as amended, included certain of our stockholders, including Benefit Street Partners,

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Oaktree Capital Management, the AllianceBernstein Funds, CarVal Investors, Goldman Sachs Asset Management, Western Asset Management Company and CI Investments, each of which beneficially owned more than 5% of our common stock on an as-converted basis at the time of execution. When we refer to the “Registration Rights Agreement,” we are referring to the registration rights agreement as amended and restated.
The Registration Rights Agreement generally required us to file a shelf registration statement with the SEC as soon as practicable. On December 12, 2018, we filed a registration statement to fulfill our obligations under the Registration Rights Agreement, registering the resale, on a delayed or continuous basis, of all Registrable Securities that were timely designated for inclusion by the holders (as specified in the Registration Rights Agreement). Generally, “Registrable Securities” includes (i) common stock we issued in 2017 under a plan of reorganization in connection with our emergence from bankruptcy and (ii) common stock into which the Series A Preferred Stock was converted, except that “Registrable Securities” does not include securities that have been sold under an effective registration statement or Rule 144 under the Securities Act or securities that have been transferred to a person other than a specified holder or a valid transferee.
The Registration Rights Agreement also requires us to effect demand registrations, which the specified holders may request to be underwritten, and underwritten shelf takedowns from the initial shelf registration if requested by holders of a specified percentage of Registrable Securities, subject to customary conditions and restrictions.
If we propose to file a registration statement under the Securities Act or conduct a shelf takedown with respect to a public offering of any class of our equity securities, the specified holders have “piggyback” registration rights to include their Registrable Securities in the registration statement, subject to customary conditions and restrictions.
The Registration Rights Agreement will terminate when there are no longer any Registrable Securities outstanding. A copy of the Registration Rights Agreement is filed with our Annual Report on Form 10-K for the year ended December 31, 2021.
Nick Smith Employment Agreement
We have employed Nick Smith, who is the son of our Board Chair and Chief Executive Officer, as Director of Strategic Planning & Commercial Marketing since October 2, 2017. Mr. Nick Smith reports to our Chief Financial Officer. Consistent with market rates of compensation, for the period from January 1, 2021 through March 15, 2022, Mr. Nick Smith received total salary of approximately $299,576; long-term incentive stock awards with a grant date fair value of $211,866; short-term cash award of $189,658; California tax reimbursement amounts of $3,988; and Company 401(k) plan contribution of $14,230.

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ABOUT BERRY
Berry is an independent, publicly-traded upstream energy company, listed on NASDAQ trading under the symbol BRY. We are focused on the development and production of onshore, low geologic risk, long-lived conventional oil and gas reserves, primarily located in California. In the fourth quarter of 2021, we diversified our operations with the acquisition of a business with well servicing and abandonment capabilities.
Our upstream development and production assets, in the aggregate, are characterized by high oil content, with 100% oil content for our California assets, and are in rural areas with low population. In California, we focus on conventional, shallow oil reservoirs, the drilling and completion of which are relatively low-cost in contrast to unconventional resource plays. All of our California assets are located in the oil-rich reservoirs in the San Joaquin basin, which has more than 150 years of production history and substantial oil remaining in place. As a result of the substantial data produced over the basin’s long history, its reservoir characteristics are well understood, which enables predictable, repeatable, low geological risk and low-cost development opportunities. We also have upstream assets in the low-operating cost, oil-rich reservoirs in the Uinta basin of Utah. As of December 31, 2021, we had estimated total proved reserves of 97 mmboe, of which 79 mmboe was in California. For the year ended December 31, 2021, we had average production of approximately 27.4 mboe/d, of which approximately 88% was oil. In California, our average production for 2021 was 22.0 mboe/d, of which 100% was oil.
In the fourth quarter of 2021, we acquired one of the largest upstream well servicing and abandonment businesses in California, which operates as C&J Well Services. This acquisition creates a strategic growth opportunity for Berry. It is a synergistic fit with the services required by our oil and gas operations and supports our commitment to be a responsible operator and reduce our emissions, including through the proactive plugging and abandonment of wells. Additionally, C&J Well Services is critical to advancing our strategy to work with the State of California to reduce fugitive emissions - including methane and carbon dioxide - from idle wells. We believe that C&J Well Services is uniquely positioned to capture both state and federal funds to help remediate orphan wells (an idle well that has been abandoned by the operator and as a result becomes a burden of the state is referred to as an orphan well). According to third-party sources, it is estimated that approximately 35,000 idle wells are in California.
We believe that the successful execution of our strategy across our low-declining, oil-weighted production base coupled with extensive inventory of identified drilling locations with attractive full-cycle economics will support our objectives to generate Levered Free Cash Flow to fund our operations, optimize capital efficiency, and return meaningful capital to stockholders, while maintaining a low leverage profile and focusing on attractive organic and strategic growth through commodity price cycles. “Levered Free Cash Flow” is a non-GAAP financial measure defined as Adjusted EBITDA less capital expenditures, interest expense and fixed dividends. “Adjusted EBITDA” is also a non-GAAP financial measure defined as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and other unusual and infrequent items. These supplemental non-GAAP financial measures are used by management and external users of our financial statements. Please see “Non-GAAP Financial Measures and Reconciliations” in this Proxy Statement for reconciliations of Levered Free Cash Flow and Adjusted EBITDA to net cash provided by operating activities and of Adjusted EBITDA to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP.
We have a progressive approach to growing and evolving our businesses in today's dynamic oil and gas industry. Our strategy includes proactively engaging the many forces driving our industry and impacting our operations, whether positive or negative, to maximize the utility of our assets, create value for stockholders, and support environmental goals that align with safe, more efficient and lower emission operations. As part of our commitment to creating long-term value for our stockholders, we are dedicated to conducting our operations in an ethical, safe and responsible manner, to protecting the environment, and to taking care of our people and the communities in which we live and operate. We believe that oil and gas will remain an important part of the energy landscape going forward and our goal is to conduct our business safely and responsibly, while supporting economic

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stability and social equity through engagement with our stakeholders. We recognize the oil and gas industry’s role in the energy transition and are determined to be part of the solution..
We file annual, quarterly and current reports and other documents with the SEC under the Exchange Act. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, reports and other information that we and other issuers file electronically with the SEC. We also make available free of charge through our website all reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information contained on or available through our website is not a part of or incorporated into this Proxy Statement or any other report that we may file with or furnish to the SEC.

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ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?
The Board is providing the Proxy Materials to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on May 25, 2022 at 10:00 A.M. ET with log-in beginning at 9:45 A.M. ET on that day for the purposes of considering and acting upon the matters set forth in this Proxy Statement.
If you were a Berry stockholder as of the close of business on March 28, 2022, the record date for the Annual Meeting, you are entitled to notice of, to attend and to vote during the Annual Meeting. The Proxy Materials includes information that Berry is required to provide you under the SEC rules and is designed to assist you in voting your shares.
Due to ongoing health and safety concerns from the coronavirus (COVID-19) outbreak and the protocols that federal, state and local governments have imposed, we have adopted a virtual format for our Annual Meeting. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/BRY2022, where you will have the ability to fully participate in the meeting, including the ability to submit questions and vote. Please be sure to follow instructions found on your proxy card to access the meeting.
Why is this Annual Meeting virtual only?
In light of the ongoing concerns related to the ongoing COVID-19 pandemic and out of an abundance of caution, we will be conducting the Annual Meeting by remote communication only. The health and well-being of our employees and stockholders remains our top priority. A virtual meeting is also environmentally friendly and sustainable over the long-term. Stockholders can submit questions ahead of and during the virtual Annual Meeting through an online portal by visiting www.virtualshareholdermeeting.com/BRY2022. Please be sure to follow instructions found in your proxy materials. Even though our meeting is being held virtually, stockholders will still have the ability to fully participate in the Annual Meeting, including the ability to submit questions and vote.
The virtual meeting platform is fully supported across most internet browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins. Participants should ensure that they have a sufficient Internet connection wherever they intend to participate in the meeting. Online access will open at 9:45 A.M. ET, 15 minutes prior to the start of the Annual Meeting , to allow time for you to log in and test your system and internet connectivity. If you should encounter any difficulties accessing or logging into the meeting, please call the Technical Support number that will be provided in the virtual meeting log-in page.
What is the purpose of the meeting?
The purpose of the meeting is to vote on the following matters:
1.    To elect the six director nominees named in this Proxy Statement to serve until the 2023 Annual Meeting or until the earlier of such director's death, resignation, retirement, disqualification or removal; and
2.     To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.     To approve the Berry Corporation (bry) 2022 Omnibus Incentive Plan.
We will also transact such other business, and consider and take action as appropriate on such other matters, that may properly come before the Annual Meeting.

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As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described in this Proxy Matters during the Annual Meeting and is unaware of any other business or matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
How does the Board recommend I vote?
The Board recommends that you vote:
•     “FOR” each of the six director nominees (Proposal No. 1); and
•     “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2).
•     “FOR” the approval of the Berry Corporation (bry) 2022 Omnibus Incentive Plan (Proposal No. 3).
If any other matters are properly brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation is given, the proxy holders will vote in their discretion. The Company knows of no other matters to be submitted to stockholders during the Annual Meeting.
How do I vote?
You can vote before or during the Annual Meeting:

How to Vote
Online	www.proxyvote.com (Must vote by 11:59 P.M. ET on May 24, 2022)
Call Toll-Free	1-800-690-6903 (Must vote by 11:59 P.M. ET on May 24, 2022)
By Mail	Follow the instructions on your proxy card provided to you
Vote During the Annual Meeting	Go to www.virtualshareholdermeeting.com/BRY2022
Am I entitled to vote during the Annual Meeting?
Stockholders of record at the close of business on Monday, March 28, 2022, the record date for the Annual Meeting, are entitled to receive notice of, attend and vote during the Annual Meeting.
As of the close of business on March 28, 2022, there were 80,759,540 outstanding shares of common stock entitled to vote during the Annual Meeting, with each share of common stock entitling the holder of record on such date to one vote. Our stockholders do not have cumulative voting rights. If you are a beneficial holder, the pre-registration process will instruct you on how to access a legal proxy if you want to be able to vote during the Annual Meeting.
Can I attend the Annual Meeting?
Only stockholders as of the record date for the Annual Meeting or their proxy holders may attend the Annual Meeting. A list of the stockholders of record entitled to attend and vote at the Annual Meeting will be available

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during the virtual Annual Meeting, and for 10 business days prior to the meeting, by sending a request by email at StakeholderEngagement@bry.com.
If you are considered the “beneficial owner” of shares held in “street name,” your broker, bank or nominee will provide you with a statement of your stock ownership as of the record date.
What is the difference between holding shares as a “stockholder of record” and holding shares as a “beneficial owner” (or in “street name”)?
Most stockholders are considered “beneficial owners” of their shares (sometimes referred to as holding shares in “street name”), which means that they hold their shares through a broker, bank or other nominee rather than directly in their own name with our transfer agent, American Stock Transfer & Trust Company (“AST”). If you are considered the “beneficial owner” of shares held in “street name,” the proxy materials will be forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from that firm. The availability of Internet voting in advance of the Annual Meeting will depend on the voting process of the broker or nominee.
If your shares are registered directly in your name with our transfer agent, AST, you are considered the “stockholder of record” with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us by submitting your vote via the Internet, by returning a proxy card by mail (if you have received paper copies of our proxy materials), or by voting during the virtual Annual Meeting.
What is a “broker non-vote”?
If you are a beneficial owner of your shares, you will receive material from your broker, bank or other nominee asking how you want to vote and informing you of the procedures to follow in order for you to vote your shares. If your nominee does not receive voting instructions from you, the nominee may vote only on proposals that are considered “routine” matters under applicable rules and may not vote on proposals that are considered to address “non-routine” matters. A nominee's inability to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” For a description of the effect of broker non-votes on each proposal to be made during the Annual Meeting, see “What vote is required to approve each proposal?” below. Proposal No. 2, relating to the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered routine for the purposes of this rule. However, Proposal No. 1 relating to the election of directors and Proposal No. 3 relating to approval of the 2022 Omnibus Plan are non-routine matter under this rule.
How do proxies work?
The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares during the Annual Meeting in the manner you direct. We will vote your shares as you specify. Relating to Proposal No. 1, you may vote for, or withhold your vote from, one or more of the director nominees. You may also vote for, against, or abstain from voting on (i) Proposal No. 2 for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and (ii) Proposal No. 3 for the approval of the 2022 Omnibus Plan.
The manner in which your shares may be voted depends on how your shares are held:
•If you are the stockholder of record, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization via the Internet or (if you have received paper copies of our proxy materials) by returning a proxy card by mail. In these circumstances, if you do not vote by proxy or in person online during the virtual Annual Meeting, your shares will not be voted.

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•If you hold shares through a broker, bank or other nominee, you will receive material from that institution asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. In these circumstances, if you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to Proposal No. 2 for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, but cannot vote your shares on any other matters being considered during the Annual Meeting, including Proposal No. 1 for the election of directors and Proposal No. 3 for the approval of the 2022 Omnibus Plan.
What are my voting rights as a stockholder?
Stockholders are entitled to one vote for each share of our common stock that they own as of March 28, 2022, the record date for the Annual Meeting.
Can I revoke or change my vote?
If you are a stockholder of record, you may revoke your proxy before it is voted by:
•Signing and returning a new proxy card with a later date that is received by our Corporate Secretary no later than the closing of the polls during the Annual Meeting;
•Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
•Voting during the virtual Annual Meeting. Attending the meeting will not automatically result in revocation of your proxy.
If you own your shares beneficially, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.
What constitutes a quorum?
Stockholders representing a majority of the voting power of all of the shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for all purposes. Abstentions and broker non-votes will be counted towards a quorum.
At the close of business on March 28, 2022, the Record Date for the Annual Meeting, there were 80,759,540 shares of our common stock outstanding and entitled to vote.
What vote is required to approve each proposal?
Proposal No. 1—Election of Directors. Each director will be elected by the vote of the plurality of the votes validly cast in the election of directors during the 2022 Annual Meeting. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld and broker non-votes are not taken into account in determining the outcome of the election of directors. Any nominee who receives a greater number of “withhold” votes with respect to such person's election than votes “for” such person's election shall, within five (5) business days following the certification of the stockholder vote, offer their written resignation to the Chair of the Nominating and Governance Committee, for consideration by the Nominating and Governance Committee.
Proposal No. 2—Ratification of our independent registered public accounting firm. Approval of the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter. Brokers will have discretionary authority to vote on this proposal, and abstentions will have no effect on the outcome of this proposal.

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Proposal No. 3—Approval of the Berry Corporation (bry) 2022 Omnibus Incentive Plan. Approval of the 2022 Omnibus Plan requires an affirmative vote of a majority of the votes cast affirmatively or negatively on the matter. Further, for these purposes, broker non-votes and abstentions are not treated as votes cast and therefore will have no impact on the outcome of this vote.
Do I have appraisal rights in connection with the proposals?
No action is proposed during the 2022 Annual Meeting for which the laws of the State of Delaware or other applicable law provides a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.
Who can help answer my questions?
If you need assistance with the proxy voting process and you are a stockholder of record, please contact AST Shareholder Services at (800) 937-5449 or (718) 921-8124. If your shares are held in “street name,” please contact the broker, bank or other nominee that holds your shares.
If you have any questions about the Proxy Materials or the Annual Meeting, please contact Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248 or by email at StakeholderEngagement@bry.com or by phone at (661) 616-3811.

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OTHER INFORMATION
Stockholder Proposals for the 2023 Annual Meeting of Stockholders
Any stockholder interested in submitting a proposal for presentation at the 2023 Annual Meeting of Stockholders and that wishes to have the proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials for that meeting, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 6, 2022 (at least 120 days prior to the one-year anniversary of the date on which we first mailed the Proxy Materials for this 2022 Annual Meeting of Stockholders) unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials. Proposals should be directed to: Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248.
Any proposal or nomination of a director that a stockholder wishes to propose for consideration at a regularly scheduled annual meeting, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Article I, Section 1 of our bylaws, and must be delivered to our Corporate Secretary (Berry Corporation, Attention: Corporate Secretary, 16000 North Dallas Parkway, Suite 500, Dallas, Texas 75248) not less than 90 nor more than 120 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders. In the case of the 2023 Annual Meeting of stockholders, the notice must be delivered between December 6, 2022 and January 5, 2023. However, our bylaws also provide that if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which we first publicly announce the date of such meeting. All such proposals must be an appropriate subject for stockholder action under applicable law and must otherwise comply with our bylaws.
In each case, if a stockholder does not also comply with the requirements of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that the Company solicits to vote in accordance with the best judgment of the proxies designated by the Board on any such stockholder proposal or nomination.
Notice of Internet Availability of Proxy Materials
The SEC allows companies to choose the method for delivery of Proxy Materials to stockholders. We have elected to use the Internet as the primary means of furnishing Proxy Materials to stockholders, rather than sending a full set of the Proxy Materials in the mail. Utilizing this method of delivery expedites receipt of Proxy Materials by our stockholders and lowers the environmental impact and the costs of the Annual Meeting.
On or around April 7, 2022, we expect to commence delivery of a “Notice of Internet Availability of Proxy Materials” to the beneficial owners of our common stock and stockholders of record entitled to notice of and to vote during the Annual Meeting. On or before that date, the Proxy Materials will be posted on our website at www.bry.com and www.proxyvote.com, together with information about how to vote and attend the virtual Annual Meeting.
The Notice of Internet Availability of Proxy Materials contains instructions on how to request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company's annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. If you chose to receive proxy materials by e-mail last year, you will receive proxy materials by e-mail this year and until you terminate your election.

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Upon request, we will deliver, free of charge, paper copies of the Proxy Materials by mail to those stockholders entitled to notice of and to vote during the Annual Meeting. Requests for printed copies should be directed to Berry Corporation, Attention Corporate Secretary, 16000 N. Dallas Parkway, Dallas, Texas 75248 or email StakeholderEngagement@bry.com.
Householding
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports or a notice of availability of such materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or a single notice of availability of such materials to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies.
Both the Company and some of our intermediaries may be householding the Proxy Materials for this Annual Meeting and/or the “Notice of Internet Availability of Proxy Materials.” Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of the Proxy Materials, please send a request to Berry Corporation, Attention Corporate Secretary, 16000 N. Dallas Parkway, Dallas, Texas 75248, call (661) 616-3811 or email StakeholderEngagement@bry.com and we will promptly deliver a separate copy of each of these documents to you, free of charge.
If you hold your shares through an intermediary that is householding and you want to receive separate copies of the Proxy Materials or any Notice of Internet Availability of Proxy Materials as applicable, in the future, you should contact your bank, broker or other nominee record holder.
Solicitation of Proxies
Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by our officers, directors and regular employees. They will not receive any additional compensation for these activities. Also, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.
List of Stockholders of Record
In accordance with the Delaware General Corporation Law, we will maintain at our corporate offices in Dallas, Texas, a list of the stockholders of record entitled to attend and vote during the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting and during the Annual Meeting. Please be aware that due to the ongoing restrictions and public health and safety concerns from the novel coronavirus (COVID-19) outbreak, we have limited access to our corporate offices. If you want to inspect the stockholder list, please contact the Company’s General Counsel and Corporate Secretary at StakeholderEngagement@bry.com.

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NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
Adjusted EBITDA and Levered Free Cash Flow
Levered Free Cash Flow is not a measure of cash flow and Adjusted EBITDA is not a measure of net income or cash flow, in all cases, as determined by GAAP. Adjusted EBITDA and Levered Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.
We define Adjusted EBITDA as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and unusual and infrequent items. We define Levered Free Cash Flow as Adjusted EBITDA less capital expenditures, interest expense and fixed dividends.
Our management believes Adjusted EBITDA provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry and the investment community. The measure also allows our management to more effectively evaluate our operating performance and compare the results between periods without regard to our financing methods or capital structure. Levered Free Cash Flow is used by management as a primary metric to plan capital allocation to sustain production levels and for internal growth opportunities, as well as hedging needs. It also serves as a measure for assessing our financial performance and our ability to generate excess cash from operations to service debt, pay fixed dividends and accelerate our asset retirement activity.
While Adjusted EBITDA and Levered Free Cash Flow are non-GAAP measures, the amounts included in the calculation of Adjusted EBITDA and Levered Free Cash Flow were computed in accordance with GAAP. These measures are provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Our computations of Adjusted EBITDA and Levered Free Cash Flow may not be comparable to other similarly titled measures used by other companies. Adjusted EBITDA and Levered Free Cash Flow should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP.
The following tables present reconciliations of the non-GAAP financial measures Adjusted EBITDA and Levered Free Cash Flow to the GAAP financial measures of net income (loss) and net cash provided or used by operating activities, as applicable, for each of the periods indicated.

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Year Ended
December 31, 2021
(in thousands)
Adjusted EBITDA reconciliation to net income (loss):
Net loss	$(15,542)
Add (Subtract):
Interest expense	31,964
Income tax expense	1,413
Depreciation, depletion, and amortization	144,495
Losses on derivatives	117,822
Net cash paid for scheduled derivative settlements	(87,625)
Other operating expenses	3,101
Stock compensation expense	13,783
Non-recurring costs	2,735
Adjusted EBITDA	$212,146
Net cash paid for scheduled derivative settlements	87,625
Adjusted EBITDA Unhedged	$299,771

Year Ended
December 31, 2021
(in thousands)
Adjusted EBITDA reconciliation to net cash provided by operating activities and Levered Free Cash Flow calculation:
Net cash provided by operating activities	$122,488
Add (Subtract):
Cash interest payments	29,211
Cash income tax payments	699
Non-recurring costs	2,735
Other changes in operating assets and liabilities	57,013
Adjusted EBITDA	$212,146
Subtract:
Capital expenditures - accrual basis(1)	(132,719)
Interest expense	(31,964)
Fixed cash dividends declared	(16,297)
Levered Free Cash Flow(2)	$31,166
__________
(1) Capital expenditures on an accrual basis includes capitalized overhead and interest and excludes acquisitions. Also excluded is asset retirement spending of $19 million for the year ended December 31, 2021.
(2) Levered Free Cash Flow includes cash paid for scheduled derivative settlements of $88 million for the year ended December 31, 2021.

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Annex A
BERRY CORPORATION (BRY)
2022 OMNIBUS INCENTIVE PLAN
1.    Purpose. The purpose of the Berry Corporation (bry) 2022 Omnibus Incentive Plan (as amended, restated or otherwise modified from time to time, the “Plan”) is to provide a means through which (a) Berry Corporation (bry), a Delaware corporation (together with any successor thereto, the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.
2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(a)    “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(b)    “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.
(c)    “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.
(d)    “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Cash Award” means an Award denominated in cash granted under Section 6(i).
(g)    “Cause” means “cause” (or a term of like import) as defined in the Participant’s Award Agreement governing the Award at issue or, if such term is not defined in the applicable Award Agreement, then “Cause” means “cause” (or a term of like import) under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “cause” (or a term of like import), then Cause shall mean (i) the Participant’s repeated failure to substantially fulfill the Participant’s material obligations with respect to the Participant’s employment (which failure, if able to be cured, remains uncured or continues or recurs 30 days after the Company provides written notice to the Participant); (ii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or to a crime involving moral turpitude resulting in material financial or reputational harm to the Company or any of its Affiliates; (iii) the Participant’s engaging in conduct that constitutes gross negligence or gross misconduct in carrying out the Participant’s duties with respect to the Participant’s employment; (iv) a material violation by the Participant of any non-competition, non-solicitation, confidentiality or other restrictive covenant obligation in any agreement between the Participant and the Company or any of its Affiliates; (v) any act by the Participant involving dishonesty relating to the business of the Company or any of its Affiliates that adversely and materially affects the business of the Company or any of its Affiliates; or (vi) a material breach by the Participant of the Company’s written code of ethics or any other material written policy or
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regulation of the Company or any of its Affiliates governing the conduct of its employees or contractors (which breach, if able to be cured, remains uncured or continues or recurs 30 days after after the Company provides written notice to the Participant).
(h)    “Change in Control” means, except as otherwise provided in an Award Agreement or other written agreement with a Participant approved by the Committee, the occurrence of any of the following events:
(i)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;
(ii)    during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;
(iii)    consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other entity, in any case, with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or
(iv)    (A) a complete liquidation or dissolution of the Company or (B) the consummation of a sale or disposition of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis) in one or a series of related transactions.
(i)    “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair market value of the portion of the consideration offered that is other than cash and such determination shall be final, conclusive and binding on all affected Participants to the extent applicable to Awards held by such Participants.
BERRY CORPORATION (BRY)
2022 OMNIBUS INCENTIVE PLAN

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(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(k)    “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
(l)    “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(m)    “Effective Date” means March 1, 2022.
(n)    “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may result in such individual receiving Stock. An employee on leave of absence may be an Eligible Person.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(p)    “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
(q)    “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned to such term in the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “Good Reason,” then “Good Reason” shall have the meaning, if any, given to such term in the applicable Award Agreement governing the Award at issue. If not defined in any such documents, the term “Good Reason” as used herein shall not apply to the Participant’s Award at issue.
(r)    “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(s)    “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(t)    “Nonstatutory Option” means an Option that is not an ISO.
(u)    “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.
BERRY CORPORATION (BRY)
2022 OMNIBUS INCENTIVE PLAN

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(v)    “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).
(w)    “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(x)    “Prior Plan” means the Berry Petroleum Corporation 2017 Omnibus Incentive Plan, as amended and restated effective as of June 27, 2018.

(y)    “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(z)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
(aa)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period or upon the occurrence of an event (which may or may not be coterminous with the vesting schedule of the Award).
(bb)    “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
(cc)    “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).
(dd)    “SEC” means the Securities and Exchange Commission.
(ee)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(ff)    “Stock” means the Company’s Common Stock, par value $0.001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
(gg)    “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
(hh)    “Substitute Award” means an Award granted under Section 6(j).
3.     Administration.
(a)    Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i)    designate Eligible Persons as Participants;
(ii)    determine the type or types of Awards to be granted to an Eligible Person;
(iii)    determine the number of shares of Stock or amount of cash to be covered by Awards;

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(iv)    determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
(v)    modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;
(vi)    determine the treatment of an Award upon a termination of employment or other service relationship;
(vii)    impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;
(viii)    interpret and administer the Plan and any Award Agreement;
(ix)    correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and
(x)    make any other determination and take any other action that the Committee the
(b)    Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.
(c)    Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate applicable law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been properly delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. Any such delegation may be revoked by the Committee at any time. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.
(d)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with
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2022 OMNIBUS INCENTIVE PLAN

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respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e)    Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates will be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.    Stock Subject to Plan.
(a)    Number of Shares Available for Delivery. Subject to approval of the Plan by the Company’s stockholders and, subject further to adjustment in a manner consistent with Section 8, (i) 2.95 million shares of Stock are reserved and available for delivery with respect to Awards, which amount consists of 650,000 shares of Stock remaining available for new awards under the Prior Plan as of the Effective Date (after counting for outstanding performance-based awards at the maximum payout level), plus an additional 2,300,000 shares of Stock newly reserved for issuance under the Plan, and such total number of shares of Stock shall be available for the issuance of shares upon the exercise of ISOs, plus (ii) the number of shares of Stock that become available for Awards under this Plan pursuant to Section 4(d) below. For the avoidance of doubt, if this Plan is not approved by the Company’s stockholders then no shares of Stock will be reserved for issuance under the Plan and the Plan will be used solely to grant awards that are settled in cash.
(b)    Application of Limitation to Grants of Awards. Subject to Section 4(d), no Award may be granted if the number of shares of Stock that must be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
(c)    Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without actual delivery of shares will again be available for delivery with respect to Awards. For the avoidance of doubt, Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until such Awards become vested. Notwithstanding the foregoing, (i) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or SAR, including shares that were subject to an Option or SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (ii) shares repurchased on the open market with the proceeds of an Option’s exercise price will be considered “delivered shares” and will not, in each case, be again available for delivery with respect to Awards. The number of shares of Stock withheld in payment of the tax withholding obligation related an Award other than an Option or SAR will be again available for delivery with respect to Awards under the Plan. For the avoidance of doubt, if an Award (or portion thereof) is settled in cash, such Award (or portion thereof) need not be counted against any share limit under this Section 4.
(d)    Shares Available Under the Prior Plan. If the Company’s stockholders approve the Plan, then shares of Stock subject to an award granted under the Prior Plan and outstanding as of the Effective
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Date (a “Prior Award”) that expire or are cancelled, forfeited, exchanged, settled in cash or otherwise terminated (including shares forfeited with respect to Restricted Stock) shall become available for delivery with respect to future grants of Awards under the Plan to the extent of such expiration, cancellation, forfeiture, exchange, settlement in cash or other termination. For the avoidance of doubt, a number of shares of Stock equal to the difference between (i) the maximum number of shares of Stock that could have been settled pursuant to performance-based Prior Awards and (ii) the actual number of shares of Stock delivered upon settlement of performance-based Prior Awards shall become available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Stock subject to Prior Awards shall not be added to the shares of Stock authorized for grant under Section 4(a) and shall not be available for future grants of Awards: (i) the number of shares tendered or withheld in payment of any exercise or purchase price of a Prior Award or taxes relating to a Prior Award, (ii) shares that were subject to a stock option or stock appreciation right that was a Prior Award but were not issued or delivered as a result of the net settlement or net exercise of such stock option or stock appreciation right, and (iii) shares repurchased on the open market with the proceeds of a stock option’s exercise price where such stock option was a Prior Award. If the Company’s stockholders approve the Plan, then no awards will be granted under the Prior Plan on or following the Effective Date. If the Company’s stockholders do not approve the Plan, then the Company may grant awards under the Prior Plan following the Effective Date in compliance with the terms and provisions of the Prior Plan and no Shares subject to Prior Awards will become available for grant under the Plan, as described in this Section 4(d).
(e)    Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.
(f)    Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.
5.    Eligibility; Award Limitations for Non-Employee Members of the Board.
(a)    Awards may be granted under the Plan only to Eligible Persons.
(b)    In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be paid total compensation (including the aggregate grant date fair value of Awards (determined pursuant to ASC Topic 718 or other applicable financial accounting rules), retainers and other fees related to service on the Board or committees of the Board, whether paid currently or on a deferred basis and whether paid in cash, Stock or other property) for such non-employee member’s service on the Board in excess of (i) $1,000,000 in the case of the chair of the Board and (ii) $650,000 in the case of any non-employee member of the Board other than the chair of the Board; provided, that, for the calendar year in which a non-employee member of the Board first commences service on the Board only, the foregoing limitations shall be doubled; provided, further that the limits set forth in this Section 5(b) shall be without regard to grants of Awards, if any, made to a non-employee member of the Board during
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any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company.
6.    Specific Terms of Awards.
(a)    General.
(i)    Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one Participant or to different Participants. To the extent provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.
(ii)    Without limiting the scope of Section 6(a)(i), with respect to any performance-based conditions, (i) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis) or to specified subsidiaries, business or geographical units or operating areas of the Company or any of its Affiliates, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants.
(iii)    Subject to Section 8(e), any Award (or portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 4 may be granted to any one or more Eligible Persons without respect to and/or administered without regard for this minimum vesting provision. For the avoidance of doubt, the grant of Stock Awards will count against the 5% limit described in the immediately preceding sentence. No Award Agreement shall be permitted to reduce or eliminate the requirements of this Section 6(a)(iii). Nothing in this Section 6(a)(iii) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award for any reason.
(b)    Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:
(i)    Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)    Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted
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under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO); provided, that if the period to exercise the Option (other than in the case of an ISO) would expire at a time when trading in the shares of Stock is prohibited by the Company’s insider trading policy (or any Company-imposed “blackout period”) or any applicable law, then the period to exercise the Option shall be automatically extended until the 30th day following the expiration of such prohibition.
(iii)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Code). Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable Award Agreement.

(c)    SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:
(i)    Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
(ii)    Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.
(iii)    Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR; provided, that if the period to exercise the SAR would expire at a time when trading in the shares of Stock is prohibited by the Company’s insider trading policy (or any
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Company-imposed “blackout period”) or any applicable law, then the period to exercise the SAR shall be automatically extended until the 30th day following the expiration of such prohibition.
(iv)    Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.
(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:
(i)    Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Stock distributed in connection with a Stock split or a Stock dividend, and other property (other than cash) distributed as a dividend, in each case, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:
(i)    Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
(ii)    Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f)    Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee in its sole discretion determines to be appropriate.
(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock
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on such terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents that are granted on a free-standing basis shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Dividend Equivalents granted in connection with another Award shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.
(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms, conditions and restrictions of such Other Stock-Based Awards, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.
(i)    Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms, restrictions and conditions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.
(j)    Substitute Awards. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.
(k)    No Repricing. Except as provided in Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR equals or exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).
7.    Certain Provisions Applicable to Awards.
(a)    Limit on Transfer of Awards.
(i)    Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.
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(ii)    Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(iii)    To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award, which is a fully vested share of Stock at the time of grant) may be transferred to a third-party financial institution for value.
(iv)    An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
(b)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(c)    Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.
(d)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(e)    Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
(f)    Dividends and Dividend Equivalents Subject to Forfeiture. Any dividend or Dividend Equivalent credited with respect to an Award (except for dividends paid following the grant of a Stock Award, which is an Award of unrestricted (i.e., fully vested) shares of Stock) shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such Stock or other property has been distributed and shall not be delivered unless and until such Award has vested and been earned.
8.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)    Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of
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the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)    Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
(c)    Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate(A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations.
(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise)the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(d)    Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4(a) and Section 5(b) (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
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(e)    Change in Control.
(i)    Treatment of Awards Assumed or Substituted by a Successor Entity.
(A)    Except as otherwise provided in an Award Agreement, in the event of a Change in Control in which any successor entity assumes outstanding Awards or substitutes similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are assumed or substituted shall not vest solely as a result of the occurrence of the Change in Control.
(B)    Except as otherwise provided in an Award Agreement, if, in connection with or within 12 months following a Change in Control, a Participant’s service, consulting relationship, or employment with the Company, its Affiliates and any successor entity and its affiliates is terminated without Cause or the Participant resigns for Good Reason, the vesting and exercisability of all Awards, including substitute awards, then held by such Participant will be accelerated in full and and such Awards will be settled, as applicable, no later than 60 days following the conclusion of the Participant’s service or employment relationship (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards shall vest but will be settled at date(s) of settlement specified in the applicable Award Agreement) and the expiration date of any Options shall be the day that is three months following the date the Participant ceases to be an employee or service provider to the Company, its Affiliates or any successor entity or its affiliates. Unless the Award Agreement specifically provides for different treatment upon the circumstances described in this Section 8(e)(i)(B), Awards that vest based on performance shall be settled at the greater of (1) the target level of performance as set forth in the performance Award, and (2) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (x) the Award Agreement governing such Award includes such provision or (y) the Participant is covered by a severance plan of the Company or an Affiliate or is party to an employment, severance or similar agreement with the Company or an Affiliate, in each case, that includes provisions in which the Participant is permitted to resign for Good Reason.
(ii)    Treatment of Awards not Assumed or Substituted. Unless otherwise provided in an Award Agreement, if, upon a Change in Control, the successor entity does not assume outstanding Awards or substitute similar awards under the successor entity’s equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, then the vesting of all outstanding Awards will be accelerated in full effective immediately prior to the occurrence of the Change in Control and shall be settled, as applicable, no later than 60 days following the Change in Control (unless the Nonqualified Deferred Compensation Rules would prohibit such acceleration of settlement, in which case such Awards will be settled at the date(s) of settlement specified in the applicable Award Agreement). The Participant shall be permitted to conditionally redeem or exercise any or all Options, as applicable, effective immediately prior to the completion of any such transaction for the sole purpose of participating in such transaction. Unless the Award Agreement specifically provides for different treatment upon the circumstances described in this Section 8(e)(ii), Awards that vest based on performance shall be settled at the greater of (A) the target level of performance as set forth in the performance Award, and (B) the actual performance achieved, measured and calculated as of the date of the Change in Control pursuant to a shortened performance period ending on the occurrence of the Change in Control.
If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).
9.    General Provisions.
(a)    Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the
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payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
(b)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(c)    Relationship to Other Benefits. No Award or payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan or as required by applicable law.
(d)    Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue in the state and federal courts located in Dallas County, Texas. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
(e)    Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is
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intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
(f)    Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(g)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.
(h)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
(i)    Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(j)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(k)    Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company (if the Company has requested such an opinion), constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in
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the opinion of counsel to the Company (if the Company has requested such an opinion), may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.
(l)    Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
(m)    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
(n)    Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(o)    Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is March 1, 2032. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.
10.    Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan (and the Board may amend, alter, suspend, discontinue or terminate the Committee’s authority to grant Awards), in each case, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any applicable law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect
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the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77547-P70486 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BERRY CORPORATION (BRY)

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect the six director nominees, each to serve a one-year term:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Cary Baetz
02) Renée Hornbaker
03) Anne Mariucci
04) Don Paul
05) A. Trem Smith
06) Rajath Shourie

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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